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                                                                   EXHIBIT 10(g)



                                    AGREEMENT



                                     Between



                            CHEVRON RESEARCH COMPANY



                                       and



                         SOUTH HAMPTON REFINING COMPANY



                                   Relating to



                             CHEVRON AROMAX PROCESS


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                  THIS AGREEMENT, is effective as of the Tenth day of March,
1988, between Chevron Research Company, a Delaware corporation, hereinafter referred to as "Chevron Research", and South Hampton Refining Company, a Texas corporation, hereinafter referred to as "South Hampton";


                  W I T N E S S E T H:

                  WHEREAS, Chevron Research has developed a new catalytic process for converting petroleum naphtha and desires to have that new process demonstrated in commercial operation by a licensee other than an Affiliate of Chevron Research; and


                  WHEREAS, the process heretofore has only been demonstrated on a bench and pilot plant scale and Chevron Research and South Hampton both acknowledge that the process may not work as hoped in a refinery; and


                  WHEREAS South Hampton is willing to test and demonstrate the process in an existing unit that will be converted from use as a catalytic reforming unit and that is located at South Hampton's Silsbee, Texas, refinery ("Refinery"); and


                  WHEREAS, as Chevron Research's first non-affiliated licensee and demonstrator of the new process in the United States of America, South Hampton wishes to agree with Chevron Research on the terms and conditions for conducting the demonstration and for licenses relating to the use of the process in the converted unit;


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                  NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained in this Agreement, the parties agree as follows:


                            ARTICLE 1-0 - DEFINITIONS


                  1.1. Whenever used in this Agreement, the following terms shall have the meanings prescribed in Schedule "A" attached hereto and made a part hereof: "AROMAX Process"; "AROMAX Catalyst"; "Type L zeolite"; "Patent Rights"; "Catalyst Patent Rights"; "Technical Information"; "Subsidiary"; "Affiliate"; "Licensed Unit"; "Stock Charge"; "Barrel"; "United States"; "Procedures Manual"; and Demonstration Run".


           ARTICLE 2-0 - LICENSES - Chevron Research to South Hampton


                  2.1. Subject to the terms and conditions of this Agreement, Chevron Research grants to South Hampton a nonexclusive, nontransferable, fully-paid license under Chevron Research's Patent Rights and Catalyst Patent Rights to practice the AROMAX Process in the Licensed Unit. This license includes the right under Chevron Research's Patent Rights to make or have made any apparatus for South Hampton's use in practicing the AROMAX Process in the Licensed Unit, and the right to export to,


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sell, or use in any country the products produced in the Licensed Unit when practicing the AROMAX Process.

                  2.2. Nothing contained in this Agreement shall be construed as granting any rights, express or implied, under any of Chevron Research's patents or Patent Rights or Catalyst Patent Rights or as estopping Chevron Research from claiming infringement of any of its patents or Patent Rights or Catalyst Patent Rights in connection with any operation of South Hampton not conducted in the Licensed Unit.


           ARTICLE 3-0 - LICENSES - South Hampton to Chevron Research


                  3.1. South Hampton grants to Chevron Research and its Subsidiaries a nonexclusive, nontransferable, royalty-free license under South Hampton's Patent Rights and Catalyst Patent Rights to practice the AROMAX Process in the United States and elsewhere. This license includes the right under South Hampton's Patent Rights to make or have made any apparatus for Chevron Research's use and/or sale to its AROMAX Process licensees for their use in practicing the AROMAX Process; and the right to export to, sell, or use in any country the products of such process.

                  3.2. South Hampton grants to Chevron Research, without obligation to account, the nonexclusive right to grant (either directly or indirectly through others) nonexclusive licenses

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under South Hampton's Patent Rights and Catalyst Patent Rights to Chevron
Research's other AROMAX Process licensees to use South Hampton Technical Information, if those licensees grant back, without obligation to account, a license under their Patent Rights and Catalyst Patent Rights inuring to South Hampton's benefit under this Agreement.


                        ARTICLE 4-0 TECHNICAL INFORMATION


                  4.1. Upon South Hampton's request, Chevron Research's Technical Information shall be available to South Hampton for use in the operations of the Licensed Unit. South Hampton shall not use any Technical Information furnished by Chevron Research in any additional processing unit without first entering into an appropriate licensing arrangement with Chevron Research covering such use. Except as provided by Section 5.1(7) below, such licensing arrangement shall be under the terms and conditions then being offered to other licensees by Chevron Research.


                  4.2. All Technical Information, including all data, plans, specifications, flow sheets and drawings, furnished directly or indirectly, in writing or otherwise, to South Hampton by Chevron Research, whether pursuant to
Article 5-0 of this Agreement or otherwise, are and shall remain Chevron Research's property and shall be used only for the construction, erection, alteration, maintenance, repair and operation of the Licensed


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Unit. South Hampton shall use all reasonable efforts to prevent duplication or disclosure of all Technical Information furnished directly or indirectly, in writing or otherwise, by Chevron Research which is confidential in nature and has been so designated. South Hampton may furnish portions of Chevron Research's Technical Information, to the extent necessary for South Hampton's operation of Licensed Unit, to others who have entered into an appropriate agreement with Chevron Research. Chevron Research shall not be unreasonable with respect to the terms and conditions of any such agreement or with respect to the approval or selection of any party to such agreement and Chevron Research shall not require payment of a fee as a condition to entering into such an appropriate agreement. South Hampton shall exercise all reasonable efforts to prevent others from acquiring information concerning, and/or samples of, AROMAX Catalyst acquired from Chevron Research or its nominee.

                  4.3. Notwithstanding any other provision in this Agreement, South Hampton shall not, except as permitted in writing by Chevron Research, perform or have performed any analyses or tests of any nature to determine the structure or composition or physical-chemical characteristics of AROMAX Catalyst whether such catalyst is new, used, or spent. However, upon request, Chevron Research will assist South Hampton in arranging


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such analyses or tests as necessary for the purposes of metals recovery and catalyst disposal.


                  4.4. Chevron Research's obligation pursuant to Section 4-1 above shall not include any obligation on the part of Chevron Research under this Agreement to furnish or make available to South Hampton detailed information with respect to the specific design, construction, and/or operation of any commercial AROMAX Process plants. Any furnishing by Chevron Research to South Hampton of such specific information for, or other services in connection with, a commercial AROMAX Process plant shall be done pursuant to Article 5-0 of this Agreement or pursuant to agreements separate and apart from this Agreement on terms and conditions mutually satisfactory to Chevron
Research and South Hampton.

                  4.5. All data, plans, specifications, flow sheets and drawings, furnished directly or indirectly, in writing or otherwise, to South Hampton by Chevron Research pursuant to Article 5-0 of this Agreement shall be used by South Hampton only for the construction, erection, alteration, maintenance, repair and operation of the Licensed Unit. Subject to Section 4.2, South Hampton may furnish such portions of such data, plans, specifications, flow sheets and drawings to others to the extent necessary for the construction, erection, alteration, maintenance, repair and operation of the Licensed Unit.


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                  4.6. Upon Chevron Research's request, South Hampton's
Technical Information shall be available to Chevron Research. Chevron Research agrees that it will use all reasonable efforts to prevent duplication or disclosure to third parties, except entities having obligations of secrecy to Chevron Research that are equivalent to the obligations of secrecy used by Chevron Research to protect its own Technical Information, of all Technical Information furnished, directly or indirectly, in writing or otherwise, by South Hampton that is confidential in nature and has been so designated.


                  4.7. No obligation shall be imposed by this Article 4-0 upon the recipient party with respect to the protection and use of any portion of proprietary information which corresponds in substance to information (i) that was developed by and in the recipient party's possession prior to receipt hereunder of the corresponding information, (ii) that at the time of disclosure is, or thereafter becomes through no act or failure to act by the recipient party, published information generally known in the petroleum refining industry, or (iii) that is furnished to the recipient party by another as a matter or right without restriction on disclosure; provided, however, that the occurrence of either (i) or (ii) or (iii), above, shall not be construed as granting any rights, express or implied, under patents licensable by Chevron Research or by South Hampton as the case may be. Such


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information shall not be deemed to be within one of the foregoing exceptions if it is merely embraced by more general information available on a nonconfidential basis or in the recipient party's possession. In addition, any combination of features shall not be deemed to be within the foregoing exceptions unless the combination itself and its principle of operation are embraced by corresponding information which is within one of the foregoing exceptions.


             ARTICLE 5-0 - TECHNICAL COOPERATION AND DEMONSTRATION


                  5.1. Because the Licensed Unit is the first demonstration unit for the AROMAX Process, Chevron Research will make available to South Hampton different services than it normally makes available to licensees of its fully commercialized technology. Chevron Research and South Hampton agree that certain obligations and responsibilities relating to the conversion, preparation, startup, and operation of the Licensed Unit shall be as follows:


           1.     Laboratory Work


                  a. Chevron Research will conduct or have conducted, at its expense, all standard laboratory tests and analyses appropriate to support the Demonstration Run. In order to perform


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such analyses, Chevron Research may set up its own gas chromatographic equipment at the Refinery. Test results shall be Chevron Research Technical Information.

                  b. To the extent pilot plant work is necessary or appropriate, in Chevron Research's opinion, to support the Demonstration Run, Chevron Research will perform pilot plant tests or have them performed, at its expense. Pilot plant results shall be Chevron Research Technical Information.


           2.     Engineering Support


                  a. Process Engineering--Chevron Research will provide, at its expense, process engineering services required to prepare the Licensed Unit for start-up. Those process engineering services include preparing sulfur sorber and sulfur control catalyst reactor specifications, reviewing and evaluating existing Refinery equipment for suitability for the Demonstration Run and determining modifications that are necessary, preparing flow schemes for feed and product streams of the Licensed Unit, defining the plant configuration for the Demonstration Run, and preparing performance estimates. Chevron Research, upon request and upon reasonable notice from South Hampton, will prepare and furnish for South Hampton's use a Procedures Manual for the Licensed Unit. South Hampton shall be responsible for process


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engineering evaluations relating to the operation of the debutanizer column on the product streams from the Licensed Unit.

                  b. Plant Cleanup for Sulfur Removal--Chevron Research will specify the procedures appropriate for cleaning the Licensed Unit and associated equipment and pipes before catalyst may be loaded and the unit started up. South Hampton will perform or have performed those cleanup procedures at its expense and under the supervision or guidance of Chevron Research.

                  c. Plant operation--South Hampton will provide plant operators at its expense. Chevron Research will station or have stationed, at its expense, at least one engineer at the refinery during the first six weeks of the Demonstration Run covering plant cleanup, startup, and the initial phases of operation of the Licensed Unit. The Chevron engineer(s) will provide full shift assistance during the two week period following startup of the Licensed Unit. Full shift assistance will also be provided during the first regeneration of the first charge of AROMAX Process Catalyst to the Licensed Unit. Chevron Research will instruct South Hampton's employees at the Refinery in the operation of Licensed Units, including reasonable training, at times mutually agreeable to South Hampton and Chevron Research.

                  d. Routine operation--Chevron Research will make available engineering assistance for normal operations and for


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emergencies from the San Francisco area or from the Port Arthur Refinery of
Chevron U.S.A. Inc., as appropriate, for the Licensed Unit during the Demonstration Run.


          3.     Equipment


                  a. Chevron Research will provide online sulfur measurement apparatus or equipment appropriate to monitor the sulfur content of the feed stream to the Licensed Unit during the Demonstration Run. At the end of the Demonstration Run, South Hampton may buy that online sulfur measurement equipment from Chevron Research at a price to be mutually agreed, taking into account depreciation of the equipment.


                  b. Except for the online sulfur measurement equipment provided for by Section 5.1(3)(a), South Hampton will provide, at its expense, all equipment, including but not limited to reactor vessels, sulfur sorber and sulfur control vessels, sampling and monitoring equipment and associated piping, sampling ports and valves, and all process control equipment, appropriate to conduct the AROMAX Process in the Licensed Unit. South Hampton will bear the costs of installing any equipment, including online sulfur measurement apparatus, in the Licensed Unit.


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          4.     Catalysts and Sorbents

                  a. Sulfur Sorbent--Chevron Research will provide the first charge of sulfur sorbent for use in the Demonstration Run. Chevron Research will retain ownership of that first charge and upon its deactivation will be responsible for proper disposal of it. South Hampton will provide all further sulfur sorbent charges necessary for the operation of the Licensed Unit at its expense.


                  b. Sulfur Control Catalysts--Chevron Research will provide the first charge of each of the sulfur control catalysts to be installed for both the cleanup phase and the Demonstration Run in the Licensed Unit. Chevron Research shall retain all ownership rights in the catalysts, including catalyst bases and platinum and other metals deposited on the catalyst bases, and upon deactivation of the sulfur control catalysts will be responsible for proper disposal of them. South Hampton will provide all further sulfur control catalyst charges necessary for the operation of the Licensed Unit at its expense.


                  c. AROMAX Catalyst--Chevron Research will provide the first charge of AROMAX Catalyst to be installed in the Licensed Unit ("First Charge"). Chevron Research shall retain all ownership rights in the First Charge, including catalyst base and platinum and other metals deposited on the catalyst base.


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Chevron Research expects that the First Charge will achieve a total service life in excess of nine months from startup through use of multiple regenerations.

                  From time to time during the Demonstration Run, Chevron Research will estimate the length of the then current run of the First Charge and the length of the run immediately following the next regeneration of the First Charge. The total service life of the First Charge will end with the then current run when the estimated length for the run immediately following the next regeneration is one and one-half months or less, unless South Hampton elects to continue to use the First Charge. In the event South Hampton elects to continue to use the First Charge for a run that Chevron Research has estimated will be one and one-half months or less, the total service life of the First Charge shall end when South Hampton ceases using the First Charge.

                  In the event the total service life of the First Charge is less than nine months from startup, a replacement charge of AROMAX Catalyst is recommended, and South Hampton elects to place a replacement charge of AROMAX Catalyst in the Licensed Unit, Chevron Research will provide one replacement charge at no cost to South Hampton. Chevron Research shall retain all ownership rights in the replacement charge of AROMAX Catalyst, including catalyst base and platinum and other metals deposited on the catalyst base.


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                  d. Except as provided in Section 5.1(4)(c), Chevron Research will make AROMAX Catalyst, sulfur control catalysts or sulfur sorbents available to South Hampton pursuant to catalyst supply contracts containing Chevron Research's standard commercial terms and conditions if South Hampton wishes to continue practicing the AROMAX Process in the Licensed Unit or South Hampton wishes to continue using sulfur sorbent or sulfur control catalysts after removal of the first charge of each. Except as provided in Section 5.l(4)(c), all costs relating to all catalyst charges after the first, including metals recovery and disposal, will be for South Hampton's account. Upon request, Chevron Research will assist South Hampton in locating a source of metals for such further charges.


         5.      Refinery integration


                  a. Feeds and Utilities--South Hampton will provide all feeds and utilities, including nitrogen gas and electrolytic hydrogen for the cleanup, startup, and regeneration phases of the demonstration, at its expense.

                  b. Hydrogen--The unit being converted produces hydrogen gas that is supplied to other units at the Refinery. During the plant cleanup and startup phases of the demonstration, South Hampton will arrange for a hydrogen source to supply all hydrogen requirements of its other units at the Refinery at its expense.


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In the event of either a process failure of the AROMAX Process after startup of the Licensed Unit so that the Licensed Unit does not produce hydrogen (a need to regenerate AROMAX Catalyst is not a process failure) or a delay in startup beyond two weeks after commencement of plant cleanup, such delay being caused in Chevron Research's opinion by inadequate plant cleanup even though Chevron Research plant cleanup instructions are followed, Chevron Research shall arrange for hydrogen to be provided to the Refinery until the unit resumes hydrogen production. Notwithstanding the foregoing, Chevron Research's total liability in the event of such a process failure (a need to regenerate AROMAX Catalyst is not a process failure) or delay, including the cost of hydrogen provided, shall not exceed the greater of either Thirty-five Thousand Dollars ($35,000) or an amount agreed to in writing by an officer of Chevron Research. Chevron Research shall keep South Hampton informed of the amounts of costs applied against said total liability of Chevron Research.


           6.    Visitation rights


                  a. At any time following execution of this Agreement, Chevron Research may, at its election, announce to the trade that South Hampton is an AROMAX Process licensee. South Hampton grants to Chevron Research and its representatives, visitors, customers, and nominees the right of access to the Licensed Unit during normal business hours for a period ending either five


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years after startup of the Licensed Unit or upon conversion of the unit to a process other than the AROMAX Process, whichever occurs first. South Hampton may limit such visits to a maximum of two per calendar month, may require Chevron Research personnel to accompany any such visitors, and may require any such visitors to enter into a secrecy agreement appropriate to protect South Hampton's proprietary information used at the Refinery.


         7.   Second unit license


         During the term of this Agreement, Chevron Research agrees that upon written request by South Hampton, Chevron Research shall grant South Hampton an AROMAX Process license so that South Hampton's 4,000 BPOD catalytic reforming unit located at the Refinery may be a licensed AROMAX Process unit. Chevron Research and South Hampton agree that AROMAX Process royalty rates charged to South Hampton for that unit, whether running or fully paid royalty rates, shall be based on Chevron Research's then current AROMAX Process royalty rates as follows:

                                               Royalty rate: % of then
          Barrels/Calendar Day                current AROMAX Process rate
          --------------------                ---------------------------
                 0 - 1,000                                  0%
             1,001 - 20000                                 50
             2,001 - 3,000                                 75
                over 3,000                                100


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                       ARTICLE 6-0 - CHARGES AND PAYMENTS


                  6.1 Except as provided by Article 5-0 above, South Hampton shall pay Chevron Research for all work and services, including pilot plant tests (if any), performed for South Hampton pursuant to this Agreement or as otherwise mutually agreed. South Hampton shall, within thirty (30) days after submission of Chevron Research's invoices therefor, pay to Chevron Research a sum equal to the cost of all work and services performed by Chevron Research during each calendar month plus an amount to equal twenty percent (20%) of the cost invoiced to allow Chevron Research to recover costs incurred but not billed. Included in the determination of such cost, but not by way of limitation, shall be: all direct expenses such as blueprints, computer usage, engineering and drafting supplies, analytical services, postage and shipping, telegraph, telephone, transportation and living expenses of Chevron Research's employees while engaged in services rendered at points other than at Chevron Research's home office or laboratories, and all similar expenses directly incurred in connection with such work and services; the salaries or wages allocated for the actual time of Chevron Research's employees engaged in such work and services; and an amount in respect of Chevron Research's overhead and indirect expenses that shall be determined as a percentage of such salaries and wages, such percentage to be the same as that applied by Chevron


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Research for similar services being performed at the time in question by Chevron
Research for others under similar conditions and on substantially the same terms as this agreement. All charges and payments specified herein refer to lawful money of the United States and all payments to be made by South Hampton hereunder shall be paid to Chevron Research at the office of Chevron Research or by wire transfer in immediately available funds to Chevron Research's bank, each as designated in Article 8-0 hereof.


                   ARTICLE 7-0 - RESPONSIBILITY AND LIABILITY


                  7.1 Neither party shall be liable for failures and delays in performance due to any cause or circumstance beyond its reasonable control, including, without thereby limiting the generality of the foregoing, any failures or delays in performance caused by differences with workmen, lockouts, fires, acts of God or the public enemy, riots, incendiaries, interference by civil or military authorities, compliance with the laws of the United States or with the orders of any governmental authority, compliance with public policy, delays in transit or delivery on the part of transportation companies or communication facilities, or any failure of sources of material.


                  7.2. Although Chevron Research represents that the work and services performed by it under this Agreement shall be


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performed in accordance with accepted engineering standards, South Hampton acknowledges that the AROMAX Process is not yet commercialized and that the Licensed Unit is a scale-up demonstration and test unit. Chevron Research's only liability, if any, respecting the Licensed Unit and/or the operation of it and/or the Demonstration Run, including but not limited to any breach of the foregoing representation or for any losses, damages, claims or demands of any nature arising out of work and services provided under this Agreement, to South Hampton and/or South Hampton's contractors and/or third parties shall be that set forth in Section 5.l(5)(b) above. In no event shall Chevron Research be liable for or obligated in any manner to pay any consequential or indirect damages.

                  7.3. Except as provided in Article 5-0, South Hampton shall have complete control of the construction, erection, alteration, maintenance, repair and operation of Licensed Unit at all times.


                       ARTICLE 8-0 - TERM AND TERMINATION


                  8.1. Chevron Research's obligations to South Hampton pursuant to Article 5-0 to perform services, make payments, or incur costs for its own account with respect to the Demonstration Run or the Licensed Unit shall terminate upon completion of the Demonstration Run.


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                  8.2. In the event of a breach of any provision of or default in any obligation under this Agreement, including a failure or refusal by South Hampton to make payments to Chevron Research as required by Article 6-0, unless the breaching party fully remedies such breach with reasonable promptness under the circumstances after the breach is called to its attention in writing by the other party, then such other party may terminate this Agreement by giving the breaching party written notice of termination. No such termination for breach shall relieve the breaching party of any liability for breach incurred prior to the effective date of said termination or from the obligation to fulfill any payment obligation based on operations prior to said effective date of termination. No express or implied waiver of any breach of any of the provisions of this Agreement shall constitute a waiver of any subsequent breach of the same or different provisions hereof. The right of termination provided in this section is in addition to any other rights available by law, including the right to sue for breach without terminating.

                  8.3. South Hampton may terminate this Agreement at any time after the expiration of seven (7) years from the date on which the Licensed Unit first goes on stream, by giving sixty (60) days' prior written notice to Chevron Research. The date on which the Licensed Unit first goes on stream shall be the startup


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date for the Demonstration Run unless otherwise agreed by Chevron Research and
South Hampton.

                  8.4 If there is either a process failure of the AROMAX Process after startup of the Licensed Unit so that the Licensed Unit does not produce hydrogen (a need to regenerate AROMAX Catalyst is not a process failure) or a delay in startup beyond two weeks after commencement of plant cleanup, as provided in Section 5.l(5)(b), and if Chevron Research's total liability in the event of such a process failure or delay pursuant to Section 5.1(5)(b) is or will be exceeded, South Hampton may, at its election, terminate either the Demonstration Run (if started) or this Agreement by written notice to Chevron Research.

                  8.5. Upon any termination of this Agreement South Hampton shall retain its right to use Chevron Research's Technical Information in the Licensed Unit and its rights under Chevron Research's Patent Rights and Catalyst Patent Rights but only to the extent to which, had this Agreement not been terminated, South Hampton would have been entitled to process Stock Charge without payment to Chevron Research. Termination of this Agreement shall not terminate Chevron Research's right to use and to disclose South Hampton's Technical Information provided in Article 4-0 or Chevron Research's rights under South Hampton's Patent Rights and Catalyst Patent Rights as provided in Article 3-0. However, the rights retained by South Hampton and


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Chevron Research after termination shall not extend to any Patent Rights or
Catalyst Patent Rights based on inventions made after the effective date of termination or to any information developed or acquired after the effective date of such termination.

                  8.6. In the event of termination, South Hampton shall not be entitled to refunds of any amounts paid hereunder and if South Hampton has authorized Chevron Research to perform work for South Hampton for which payment would be due to Chevron Research, South Hampton shall pay Chevron Research an amount for reasonable costs incurred as preparation for work authorized but not yet performed and incurred in shutting down services then being performed.

                  8.7. Termination of this Agreement shall not affect either party's right to enforce any obligation or liability accruing under this Agreement prior to the effective date of termination. Termination of this Agreement shall not relieve South Hampton or Chevron Research with respect to protection and use of confidential Technical Information as provided in Article 4-0.

                  8.8. Unless sooner terminated as hereinabove provided, this Agreement shall continue in full force and effect for a period of fifteen (15) years from the effective date, on which date this Agreement shall automatically terminate.


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                        ARTICLE 9-0 - GENERAL PROVISIONS



                  9.1 The addresses of the parties hereto are as follows:


             Chevron Research:       Chevron Research Company
                                     Licensing and Catalyst Division
                                     P.O. Box 1627
                                     Richmond, CA   94802-0627

             Copy to:                Chevron Corporation
                                     Law Department, Contracts Division
                                     P.O. Box 7141
                                     San Francisco, CA 94120-7141

             Chevron Research's
               Bank Account:         Wells Fargo Bank
                                     3900 MacDonald Avenue
                                     Richmond, CA 94804
                                     Account No. 4335-028510

             South Hampton:          South Hampton Refining Company
                                     P.O. Box 1636
                                     Farm Road 418
                                     Silsbee, TX 77656

Any notice required or permitted under this Agreement, shall be personally delivered, sent by registered mail, sent by Telex, or sent by ordinary mail.

                  9.2 "AROMAX Process" and "AROMAX Catalyst" are proprietary names, and South Hampton shall not contest Chevron Research's claim of ownership of or claim any rights or interests in the words "AROMAX Process" or AROMAX Catalyst" and South Hampton shall make no commercial use of the words "AROMAX Process" or "AROMAX Catalyst" as trademarks, or otherwise, unless


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such commercial use and the manner thereof have first been approved in writing by Chevron Research.

                  9.3 This Agreement shall not be assignable by either party without the prior written consent of the other party hereto, except that it may be assigned without such consent to the successor of either party or to a person, firm, or corporation acquiring all or substantially all of the business and assets of such party. Nothing herein contained, however, shall be deemed to prevent Chevron Research from assigning this Agreement to any corporation which shall acquire all or substantially all of Chevron Research's technical information and unexpired patents in the petroleum refining field. No assignment of this Agreement shall be valid until and unless this Agreement shall have been assumed by the assignee. When duly assigned in accordance with the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the assignee.

                  Any assignment of this Agreement shall provide that neither South Hampton nor Chevron Research shall be relieved of their respective obligations with respect to the use, duplication or disclosure of data or other information of a confidential nature as provided in Article 4-0.

                  No sale, lease or other disposition by South Hampton of the Licensed Unit shall relieve South Hampton of its obligation


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with respect to the use, duplication, or disclosure of data or other information of a confidential nature as provided in Article 4-0 above.

                  9.4 Except as otherwise expressly provided herein, neither Refiner nor any director, employee or agent of Refiner or of Refiner's subcontractors or vendors, shall give to or receive from any director, employee or agent of Chevron or any Affiliate any gift or entertainment of significant value or any commission, fee or rebate in connection with this Agreement. In addition, neither Refiner nor any director, employee or agent of Refiner or of Refiner's subcontractors or vendors, shall enter into any business arrangement with any director, employee or agent of Chevron or any Affiliate who is not acting as a representative of Chevron or its Affiliate without prior written notification thereof to Chevron. Any representative authorized by Chevron may audit any and all records of Refiner or Refiner's subcontractors or vendors for the sole purpose of determining whether there has been compliance with this
Section 9.4.

                  9.5 This Agreement is executed and delivered with the understanding that it embodies the entire agreement between the parties and that there are no prior representations, warranties, or agreements relating thereto.


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


                  9.6 This Agreement shall be construed and the legal relations of the parties determined in accordance with the laws of state of California.

                  9.7 This Agreement shall become effective on the date first written above upon execution by South Hampton and by Chevron Research in California, U.S.A. No change in, addition to, or waiver of the terms and provisions hereof shall be binding upon Chevron Research or South Hampton unless approved in writing by their respective authorized representatives, and no modification shall be effected by the acknowledgment or acceptance of purchase order forms containing other or different terms and conditions.

                  IN WITNESS WHEREOF, the parties hereto have caused their respective corporate names to be hereto subscribed by their respective officers and agents thereunto duly authorized.


                                       CHEVRON RESEARCH COMPANY

                                       By
                                         ---------------------------------
                                       Title
                                            ------------------------------
                                       Date
                                           -------------------------------



SOUTH HAMPTON REFINING COMPANY

By
  ----------------------------------
Title
     -------------------------------
Date
    --------------------------------

Attachments:  Schedule A"

                                  SCHEDULE "A"


                                   DEFINITIONS


                  1. "AROMAX Process" shall mean a catalytic process for converting normally liquid hydrocarbons in a Charge Stock to a normally liquid hydrocarbon product or products, having a higher aromatic hydrocarbon content than the Charge Stock wherein the conversion is conducted at a temperature above 555(degrees)F, and at a total pressure below 800 psi, in the presence of hydrogen and a solid catalyst containing a Type L zeolite and at least the metal platinum, or compounds thereof.

                  2. "AROMAX Catalyst" shall mean a solid catalyst containing at least a Type L zeolite and at least the metal platinum, or compounds thereof, for use in the practice of the AROMAX Process.

                  3. Type L zeolite" shall mean a crystalline alumino-silicate as disclosed in U.S. Patent 3,216,789, Breck, et al., issued November 9, 1965.

                  4. Patent Rights shall mean all claims, or the equivalent of claims (hereinafter referred to as "claims"), of all patents and published patent applications of all countries to the extent and only to the extent that said claims are directed primarily to the AROMAX Process (including, without limitation, claims to apparatus for carrying out the AROMAX Process and product of the AROMAX Process, but excluding claims to catalyst compositions, methods of catalyst loading, and methods of catalyst manufacture), based on inventions conceived prior to five (5) years after the effective date of this Agreement, and transferable interests in or rights with respect thereto; in each case to the extent that, and subject to the terms and conditions (including the obligation to account to and/or make payments to others) under which, the person, firm, or company in question now has or hereafter shall have the right to grant licenses, immunities, or licensing rights thereunder.

                   5. "Catalyst Patent Rights" shall mean all claims, or the equivalent of claims (hereinafter referred to as "claims"), of all patents and published patent applications of all countries to the extent and only to the extent that said claims cover the composition of the AROMAX Process Catalyst (excluding claims directed to methods of manufacture of AROMAX Process Catalyst) based on inventions conceived prior to five (5) years after the effective date of this Agreement, and transferable interests in or rights with respect thereto; in each case to the extent that, and subject to the terms and conditions (including the obligation to account to and/or make payments to others) under which, said person, firm, or company in question now has or hereafter shall have the right to grant licenses, immunities, or licensing rights thereunder.

                  6. "Technical Information" shall mean improvements and developments relating to and operating techniques necessary for the operation of the AROMAX Process, in a stage of development suitable for commercial use, developed prior to five (5) years after the effective date of this Agreement, to the extent that, and subject to the terms and conditions (including the obligation to account to and/or make payments to others) under which, the person, firm, or company in question has the right to disclose such information to others. Technical Information" shall not include information relating to (i) catalyst manufacture, (ii) catalyst loading, or (iii) catalytic reforming or similar processes other than the AROMAX Process.

                  7. "Subsidiary" shall mean any company in which the company in question, directly or indirectly, shall, at the time in question, own or have the power to exercise control of a majority of the stock having the right to vote for the election of directors. For purposes of this Agreement, Chevron Corporation, incorporated in the State of Delaware, U.S.A., and its Subsidiaries, as defined above, shall be deemed to be Subsidiaries of Chevron Research.

                  8. "Affiliate" shall mean any company of which the designated company now or hereafter owns or controls, directly or indirectly, fifty percent (50%) or more of the stock having the right to vote for the election of directors thereof. For the purpose of this definition, the stock owned or controlled by a particular company shall be deemed to include all stock owned or controlled, directly or indirectly, by any other company of which the particular company owns or controls, directly or indirectly, fifty percent (50%) or more of the stock having the right to vote for the election of directors thereof. Further, as used in connection with Chevron Research the term "Affiliate" shall include Chevron Corporation, a Delaware corporation, and its Affiliates, as defined above; and Irving Oil Limited, incorporated in New Brunswick, and its one hundred percent (100%) owned Subsidiaries.

                  9. "Licensed Unit" shall mean South Hampton's AROMAX Process unit having a design capacity of 131,400 Barrels of Charge Stock per calendar year (400 Barrels per operating day at an operating factor of 0.9) located at South Hampton's Silsbee Texas, refinery.

                  10. Stock Charge" shall mean all normally liquid hydrocarbons charged or recycled to the Licensed Unit.

                  11. "Barrel" shall mean forty-two (42) gallons of two hundred thirty-one (231) cubic inches each, measured at sixty degrees Fahrenheit (60 degrees F).

                  12. "United States" shall mean all territory to which patents of the United States of America apply.

                  13. "Procedures Manual" shall mean, as applicable to the Licensed Unit: recommended start-up, shutdown, and regeneration procedures and recommended procedures for catalyst handling.


                  14. "Demonstration Run" shall mean that period of time during which the AROMAX Process is being demonstrated in the Licensed Unit, beginning on startup of the Licensed Unit with the first charge of AROMAX Catalyst after plant cleanup and ending either (a) on the latter to occur of nine months after startup or completion of regeneration(s) of the first charge of AROMAX Catalyst to the Licensed Unit or (b) as mutually agreed.

                                    Revisions

First introductory paragraph: effective date inserted--March 10, 1988

Section 4.3: sentence added at the end, per 3/4/88 fax--"However upon request, Chevron Research will assist South Hampton in arranging such analyses or tests as necessary for the purposes of metals recovery and catalyst disposal."

Section 5.l(4)(b), sulfur control catalysts, line 3: phrase inserted per 3/4/88 fax--"both the cleanup phase and"

Section 5.1(4)(c): entire section revised per N.N. Carter/D.V. Law telephone discussion

Section 5.1(7), line 1: introductory phrase added for consistency with revised 5.l(4)(c) and new 8.4--"During the term of this Agreement,"

Section 6.1, line 5, "twenty (20)" changed to "thirty (30)" per 3/4/88 fax

Article 8-0, a new Section 8.4 inserted per N.N. Carter/D.V. Law telephone discussion, remaining sections in the article renumbered

Section 9.1, in South Hampton address, "Attn:" deleted, "Farm Road 418" inserted

Schedule A, paragraph 9, design capacity inserted

                      [CHEVRON RESEARCH COMPANY LETTERHEAD]



                                           March 8, 1988





          Mr. David B. Carpenter
          South Hampton Refining
             Company
          P.O. Box 1636
          Farm Road 418
          Silsbee, Texas 77659

          Dear Mr. Carpenter:

          Duplicate execution copies of the contract between South Hampton and Chevron Research for the Chevron AROMAX Process demonstration are attached. Please have both copies executed for South Hampton and return them to me. I will arrange for execution for Chevron Research and return a fully executed copy to you for your files.

          The contract has been revised to make the changes of the March 4 facsimile message from David Law to you and to respond to concerns expressed by Mr. N. N. Carter in a telephone conversation with Mr. Law. The revisions are outlined on the attached sheet entitled "Revisions."

          We are looking forward to beginning the demonstration.


                                              Very truly yours,


                                              /s/ W. J. ROSSI


          Enclosure

                           FACSIMILE TRANSMITTAL SHEET


                      [CHEVRON RESEARCH COMPANY LETTERHEAD]



TO: Mr. N. N. Carter
    South Hampton Refining Company                   DATE   April 27, 1989
    Silsbee, Texas                                       -------------------
                                                     Page   1   of   18
                                                          ------   ---------
    Fax: (409) 385-2453

================================================================================

    Subject: Continuation of AROMAX Demonstration

    Attached is a draft of our proposed agreement covering continuation of the AROMAX demonstration at your refinery. It takes the form of an Addendum to the first agreement, "Agreement Relating to AROMAX Process," dated March 10, 1988.

    Exhibits to the Addendum will be:

           o Security Agreement: covering the equipment purchased with monies loaned by Chevron.

           o  Financing Statements: for State and Hardin County.

           o Contract of Sale: covering conditional offtake of AROMAX product by Chevron Chemical.

    These exhibits are still under preparation, and will be forwarded as soon as possible.

    Please review the Draft Addendum and give us your comments. Note that we have updated the costs for the modifications of the AROMAX and RHENIFORMING units following a more detailed analysis of the requirements. The amounts are now $297,000 and $135,000, respectively.

                                                     Regards,

                                                     /s/ W.J. ROSSI/DAVID V. LAW

   End. - Draft Addendum

   DVLaw:

   NNCarter-1                            JCWatson/BEReynolds-1
   WWSmith-1                             PMSpindler-1
   WLStumpf-1                            WEBrown-1
   WKTurner-1      No Encl.              CMDetz-1
   WJRossi-2                             DVLaw-1
                                         LCfile-1

                            ADDENDUM TO THE AGREEMENT
                           RELATING TO AROMAX PROCESS


                         SECOND COMMERCIAL DEMONSTRATION


       THIS ADDENDUM, effective as of the __ day of __________, 1989, is between Chevron Research Company, a Delaware corporation, hereinafter referred to as "CHEVRON RESEARCH", and South Hampton Refining Company, a Texas corporation, hereinafter referred to as "SOUTH HAMPTON";


       W I T N E S S E T H:


       WHEREAS, CHEVRON RESEARCH and SOUTH HAMPTON have entered into an "Agreement Relating to AROMAX Process" effective March 10, 1988 ("Agreement"), pursuant to which SOUTH HAMPTON carried out a demonstration of the AROMAX Process using an existing unit converted to reforming operations located at SOUTH HAMPTON's Silsbee, Texas, refinery ("Refinery") and which shall have a design capacity of 420 Barrels of Demonstration Feed per operating day at an operating factor of 0.9 for purposes of the Long-Term Demonstration contemplated by this ADDENDUM ("Licensed Unit"); and

       WHEREAS, CHEVRON RESEARCH is interested in supporting a long-term second commercial demonstration of the AROMAX process in Licensed


       4-21-89

       Unit processing only Demonstration Feed in a multi-reactor system with at least one full catalyst regeneration; and


       WHEREAS, SOUTH HAMPTON as CHEVRON RESEARCH's first non-affiliated licensee is willing to carry out a long-term commercial demonstration meeting CHEVRON RESEARCH's objectives on the terms and conditions set forth in this ADDENDUM;


       NOW, THEREFORE, in consideration of the premises and covenants herein, CHEVRON RESEARCH and SOUTH HAMPTON agree as follows:


                             ARTICLE 1-0 DEFINITIONS



      1.1 Whenever used in this ADDENDUM, any term which has been defined in the AGREEMENT shall have the same definition. In addition, the following terms shall have the definitions prescribed in Schedule I attached hereto and a part hereof: "Rheniforming Unit", "AROMAX Equipment", "Rheniforming Equipment", "Long-Term Demonstration", "Demonstration Feed", "Rheniforming Catalyst", "AROMAX Product", "Support Price", and "Received Price".


                                           Rheniforming Unit = Large Reformer
                                               Licensed Unit = Small Reformer

                        ARTICLE 2-0 TECHNICAL ASSISTANCE


      2.1  In order to support the Long-Term Demonstration of the AROMAX
           Process in Licensed Unit, Licensed Unit must be modified by the addition of AROMAX Equipment and new AROMAX Catalyst must be installed in Licensed Unit. In addition, since Licensed Unit will not provide the estimated hydrogen requirements for SOUTH HAMPTON's hydrotreating operations at the Refinery, based upon SOUTH HAMPTON's planned expansion of such operations, it will be necessary to return the Rheniforming Unit to service. Accordingly, as part of the Long-Term Demonstration contemplated by this ADDENDUM, the Rheniforming Unit must be modified by the addition of Rheniforming Equipment and new Rheniforming F Catalyst must be installed in the Rheniforming Unit. CHEVRON RESEARCH and SOUTH HAMPTON agree that the relative responsibilities and obligations of the parties during the Long-Term Demonstration relating to assistance during pre-startup, startup, and normal operations for Licensed Unit and for the Rheniforming Unit shall be as follows:


           2.1.1 (Pre-Startup) CHEVRON RESEARCH will specify the equipment modifications required for the Long-Term Demonstration, and will assist SOUTH HAMPTON to locate, inspect, and install AROMAX Equipment and

                  Rheniforming Equipment. Following installation and inspection of the AROMAX Equipment and Rheniforming Equipment, CHEVRON RESEARCH will specify cleanup and dryout procedures to ready Licensed Unit and the Rheniforming Unit for catalyst loading, and will advise and assist SOUTH HAMPTON during cleanup and dryout. CHEVRON RESEARCH will specify and supply the initial charges of new AROMAX Catalyst, Rheniforming Catalyst, and sorbents required for the Long-Term Demonstration and will assist SOUTH HAMPTON during loading of such Catalysts and sorbents. The extent of pre-startup assistance for Licensed Unit and the Rheniforming Unit to be provided by CHEVRON RESEARCH will be determined by CHEVRON RESEARCH as required to carry out the Long-Term Demonstration after consultation with SOUTH HAMPTON. SOUTH HAMPTON will be responsible for and will carry out pre-startup of Licensed Unit and the Rheniforming Unit. CHEVRON RESEARCH and SOUTH HAMPTON will each bear their own expenses incurred during pre-startup of Licensed Unit and the Rheniforming Unit. CHEVRON RESEARCH will also bear the expense of the initial charge of AROMAX Catalyst, Rheniforming Catalyst, and sorbents. CHEVRON RESEARCH will perform of have performed at its expense cleanup and dryout of Licensed Unit.

                  when requested by CHEVRON RESEARCH, SOUTH HAMPTON will at its expense provide reasonable assistance during cleanup and dryout of Licensed Unit.


           2.1.2 (Startup) The Rheniforming Unit will be returned to service before starting up Licensed Unit. CHEVRON RESEARCH has previously provided startup procedures for the Rheniforming Unit and will advise and assist SOUTH HAMPTON during startup of the Rheniforming Unit. However, SOUTH HAMPTON will be responsible for carrying out the startup, including the supply of required feed and all chemicals. Following startup of the Rheniforming Unit, SOUTH HAMPTON will startup Licensed Unit with the advice and assistance of CHEVRON RESEARCH. Startup procedures for Licensed Unit will be those previously specified by CHEVRON RESEARCH for the first Demonstration Run conducted pursuant to the Agreement unless otherwise specified or approved by CHEVRON RESEARCH. CHEVRON RESEARCH will specify the Demonstration Feed, the feed rate(s), and operating conditions for Licensed Unit during startup and at all times during the Long-Term Demonstration. The extent of startup assistance for Licensed Unit and the Rheniforming Unit to be provided by CHEVRON RESEARCH will be determined by

                  CHEVRON RESEARCH an required to carry out the Long-Term Demonstration after consultation with SOUTH HAMPTON, and will include full shift coverage during startup of Licensed Unit. CHEVRON RESEARCH and SOUTH HAMPTON will each bear their own expenses incurred during startup of Licensed Unit and the Rheniforming Unit.


           2.1.3 (Operation) Operations of the Rheniforming Unit will be controlled by and will be the sole responsibility of SOUTH HAMPTON. Rheniforming Process operations will be carried out by SOUTH HAMPTON pursuant to the terms and conditions of the "Agreement Relating to Rheniforming Process" dated May 16, 1978, as supplemented and amended by subsequent written agreements entered into by CHEVRON RESEARCH and SOUTH HAMPTON. Operations of Licensed Unit during the Long-Term Demonstration will be controlled by and will be the sole responsibility of SOUTH HAMPTON. SOUTH HAMPTON will operate Licensed Unit during the Long-Term Demonstration to process only Demonstration
                  Feed at a feed rate(s) and under operating conditions to be specified by CHEVRON RESEARCH.

                       ARTICLE 3-0 CATALYSTS AND SORBENTS


      3.1 The initial charge of AROMAX Catalyst and sorbents for use in Licensed Unit for the Long-Term Demonstration will be supplied by and delivered to the Refinery by CHEVRON RESEARCH. CHEVRON RESEARCH will retain ownership and risk of loss at all times. At the conclusion of the Long-Term Demonstration CHEVRON RESEARCH will assist SOUTH HAMPTON to unload AROMAX Catalyst and Sorbents and CHEVRON RESEARCH may then use and/or dispose of the AROMAX Catalyst and sorbents in any manner without accounting to SOUTH HAMPTON.

      3.2 The initial charge of Rheniforming Catalyst, for the Rheniforming Unit will be supplied by and delivered to the Refinery by CHEVRON RESEARCH. Title and risk of loss will pass to SOUTH HAMPTON upon delivery to the Refinery gate. Rheniforming Catalyst supplied hereunder, upon transfer of title to SOUTH HAMPTON, will be deemed subject to the terms and conditions of the "Rheniforming Catalyst Supply Contract", dated May 6, 1978 entered into by CHEVRON RESEARCH and SOUTH HAMPTON. Accordingly, SOUTH HAMPTON will not resell or otherwise transfer ownership, possession, or control of any portion of Rheniforming Catalyst without CHEVRON RESEARCH'S prior written approval.

      3.3 Licensed Unit presently contains Rheniforming Catalyst which will be removed during pre-startup in order to convert to the practice of the AROMAX Process for the Long-Term Demonstration. SOUTH HAMPTON owns such Rheniforming Catalyst and will deliver same to CHEVRON RESEARCH at the Refinery gate immediately upon removal. Title and risk of loss will pass to CHEVRON RESEARCH upon such delivery. CHEVRON RESEARCH may use and/or dispose of the Rheniforming Catalyst acquired hereunder in any manner without accounting to SOUTH HAMPTON.


                     ARTICLE 4-0 LOAN AND SECURITY INTEREST


      4.1 CHEVRON RESEARCH will loan to SOUTH HAMPTON up to One Hundred Thirty-five Thousand Dollars ($135,000.00) for the sole purpose of purchasing Rheniforming Equipment and covering the expenses of SOUTH HAMPTON related to Rheniforming Unit cleanup as per the following terms and conditions:

           4.1.1 SOUTH HAMPTON will purchase only such Rheniforming Equipment as has been previously approved by CHEVRON RESEARCH, which approval will not be unreasonably withheld.

           4.1.2 CHEVRON RESEARCH will loan to SOUTH HAMPTON the purchase price of Rheniforming Equipment delivered to the Refinery and funds necessary to cover SOUTH HAMPTON's actual out-of-pocket expenses related to Rheniforming Unit cleanup. However, in no event will CHEVRON RESEARCH'S loan obligation hereunder exceed $135,000.00.

           4.1.3 CHEVRON RESEARCH will lend the purchase price as stated above and SOUTH HAMPTON will execute and record a Security Agreement(s) in the form attached hereto at the time of sale to SOUTH HAMPTON of any equipment within Rheniforming Equipment.

           4.1.4 SOUTH HAMPTON will pay to CHEVRON RESEARCH the full amount loaned to SOUTH HAMPTON hereunder by CHEVRON RESEARCH without interest or penalty in three equal consecutive monthly payments due on the first day of each of the first three calendar months following the calendar month during which the average feed rate of penhex fed to the Refinery over thirty
                  (30) consecutive operating days equals or exceeds 2000 Barrels per day. The foregoing payment obligation will apply during and/or after completion of the Long-Term Demonstration.

      4.2 CHEVRON RESEARCH will loan to SOUTH HAMPTON up to Two Hundred Ninety-seven Thousand Dollars ($297,000) for the sole purpose of purchasing AROMAX Equipment as per the following terms and conditions:


           4.2.1 SOUTH HAMPTON will purchase only such AROMAX Equipment as has been previously approved by CHEVRON RESEARCH, which approval will not be unreasonably withheld.


           4.2.2 CHEVRON RESEARCH will loan to SOUTH HAMPTON the purchase price of AROMAX Equipment delivered to the Refinery. However, in no event will CHEVRON RESEARCH's loan obligation hereunder exceed the aggregate price F.O.B. the Refinery for all AROMAX Equipment purchased by SOUTH HAMPTON or $297,000.00 whichever is the lesser amount.


           4.2.3 CHEVRON RESEARCH will lend the purchase price as stated above and SOUTH HAMPTON will execute and record a Security Agreement(s) in the form attached hereto at the time of sale to SOUTH HAMPTON of any equipment within AROMAX Equipment.

           4.2.4 SOUTH HAMPTON will pay to CHEVRON RESEARCH the full amount loaned to SOUTH HAMPTON hereunder by CHEVRON RESEARCH without interest or penalty in nine (9) equal consecutive monthly payments due on the first day of each calendar month following the first seventy-five (75) days of operations of Licensed Unit after startup of the Long-Term Demonstration.


                 ARTICLE 5-0  AROMAX PRODUCT AND CONTRACT OF SALE


      5.1 All AROMAX Product will be sold by SOUTH HAMPTON at the highest available price on a monthly basis.

      5.2 CHEVRON RESEARCH will arrange with its affiliated company, Chevron Chemical Company ("CHEVRON CHEMICAL), to enter into a Contract of Sale with SOUTH HAMPTON for AROMAX Product which SOUTH HAMPTON cannot within a reasonable time sell to a third party purchaser. Such Contract of Sale acceptable to CHEVRON CHEMICAL and SOUTH HAMPTON is attached hereto.


                 ARTICLE 6-0 PRICE SUPPORT, CREDIT, AND REFUND


      6.1 In the event that the Received Price for AROMAX Product sold during any calendar month in which SOUTH HAMPTON has a payment obligation to CHEVRON RESEARCH pursuant to

           Section 4.2.4 is less than the Support Price for the same calendar month, CHEVRON RESEARCH will grant to SOUTH HAMPTON a credit which will be applied against SOUTH HAMPTON'S next monthly payments due pursuant to Sections 4.1.4 and 4.2.4. The amount of such credit will be the lesser of either the amount of the payments due to CHEVRON RESEARCH or the arithmetic product obtained by multiplying the number of gallons of AROMAX Product sold by SOUTH HAMPTON during the month in question times the arithmetic difference obtained by subtracting the Received Price from the Support Price.

      6.2 Following completion of the Long-Term Demonstration or at the end of the twelfth month of the Long-Term Demonstration, whichever occurs first, if the Received Price averaged over such period is equal to or greater than the Support Price averaged over such period, within thirty (30) days of the completion of the Long-Term Demonstration or the end of the twelfth month of the Long-Term Demonstration as the case may be SOUTH HAMPTON will pay to CHEVRON RESEARCH a refund in the amount of the total of all the credits taken by SOUTH HAMPTON pursuant to Section 6.1 above.

      6.3 SOUTH HAMPTON will keep, and on request provide to CHEVRON RESEARCH, verified copies of all books and records required to establish the amount of and the schedule of, any credit(s) or payment(s) due hereunder.


                            ARTICLE 7-0 MISCELLANEOUS

      7.1 The provisions of this ADDENDUM are in addition to the provisions in the Agreement. This ADDENDUM is not intended to amend, modify, or delete any right or obligation of either CHEVRON RESEARCH or SOUTH HAMPTON under the Agreement.

      7.2 This ADDENDUM upon full execution will be deemed appended to the Agreement and will be deemed a part thereof. Any provision of the Agreement which by reasonable interpretation relates to the conduct of the Long-Term Demonstration will be so applied. In particular, the provisions of Article 4-0, Article 7-0, and Article 9-0 will apply to this ADDENDUM and the Long-Term Demonstration hereunder.

      7.3 The Long-Term Demonstration will terminate when one of the following events occurs: (1) the initial charge of AROMAX Catalyst provided hereunder is spent and no longer regenerable, or, (2) the initial charge of AROMAX Catalyst has produced AROMAX Product for twelve (12) calendar months, or, (3) CHEVRON RESEARCH terminates the Long-Term Demonstration, which it may do at its sole discretion; provided, however, that by mutual agreement of the parties the Long-Term Demonstration may continue for an additional period(s). During any such additional period(s) the terms of Article 5-0 of this ADDENDUM shall not apply.

      7.4 Upon completion of the Long-Term Demonstration, CHEVRON RESEARCH shall remove its AROMAX Catalyst from Licensed Unit at the earliest reasonable opportunity.

      7.5 At no time prior to, during, or after the Long-Term Demonstration will CHEVRON RESEARCH have any responsibility or liability to supply or compensate SOUTH HAMPTON for purchased hydrogen supplied for use in the Refinery.

        IN WITNESS WHEREOF, the parties hereto have caused their respective corporate names to be subscribed hereto by the respective officers or agents thereunto duly authorized.


                                      CHEVRON RESEARCH COMPANY

                                      By
                                        -------------------------------------
                                      Title
                                           ----------------------------------
                                      Date
                                          -----------------------------------



       SOUTH HAMPTON REFINING COMPANY


By
  ------------------------------------
Title
     ---------------------------------
Date
    ----------------------------------

Attachments:  Schedule I
              Security Agreement
              Contract of Sale

                                   SCHEDULE I


      1. "Rheniforming Unit" means SOUTH HAMPTON's existing 4,000-Barrel per operating day reforming unit located at its Silsbee, Texas, refinery. The Rheniforming Unit is presently out of service but has operated under license from CHEVRON RESEARCH using Rheniforming F Catalyst.

      2. "AROMAX Equipment" means new and/or used equipment specified by CHEVRON RESEARCH as additional equipment for AROMAX Process operations in Licensed Unit necessary for the Long-Term Demonstration.

      3. "Rheniforming Equipment" means new and/or used equipment specified by CHEVRON RESEARCH as additional equipment necessary for Rheniforming Process operations in the Rheniforming Unit.

      4. "Long-Term Demonstration" means SOUTH HAMPTON's commercial demonstration of AROMAX Process operations in Licensed Unit on feeds and at feed rates and under operating conditions specified by CHEVRON RESEARCH carried out under this ADDENDUM.

      5. "Demonstration Feed" means such feed(s) to Licensed Unit as are specified by CHEVRON RESEARCH as feed(s) to be processed during the Long-Term Demonstration.

      6. "Rheniforming Catalyst" means Rheniforming F Catalyst supplied by CHEVRON RESEARCH.

      7. "AROMAX Product" means the liquid reformate product from Licensed Unit produced during the Long-Term Demonstration.

      8. "Support Price" means the average of high and low values of the daily estimated U.S. Gulf Coast pipeline price in cents per gallon of regular unleaded gasoline as reported in Platts Oilgram Price Report plus nineteen and one-half cents (19.5 cents) per gallon averaged over a calendar month.

      9. "Received Price" means the price in cents per gallon of AROMAX Product sold by SOUTH HAMPTON and averaged over a calendar month.

                                CONTRACT OF SALE

         This Contract of Sale is entered into as of ________________, 1989, by and between Chevron Chemical Company, 1301 McKinney, Houston, Texas 77253 ("Buyer") and South Hampton Refining Company, P. O. Box 1636, Farm Road 418, Silsbee, Texas 77656 ("Seller").

         Seller agrees to sell and deliver and Buyer agrees to purchase and receive the product described below in the quantities and during the period set forth in this Contract of Sale.

         1. The product to be sold and delivered hereunder is AROMAX test debutanized reformate having the typical composition shown on Exhibit "A" attached hereto ("AROMAX Product"). The AROMAX Product shall be produced in Seller's AROMAX Process Unit when processing feed(s) selected by Chevron Research Company during the long-term, second commercial demonstration of the AROMAX Process conducted in the AROMAX Process Unit pursuant to the "Addendum to the Agreement Relating to AROMAX Process Second Commercial Demonstration" between Chevron Research Company and South Hampton Refining Company dated _______________________. The typical feed composition is shown in Exhibit B, attached hereto.

         2. The quantity of AROMAX Product to be sold hereunder shall be the total AROMAX Product output from the AROMAX Process Unit during the test run, less any quantities sold by Seller TO others.

          3. As AROMAX Product is manufactured, Seller shall transport the AROMAX Product that is to be sold to Buyer under this Contract by tanktruck from Seller's refinery in Silsbee, Texas, to Seller's storage facilities in Beaumont, Texas. Seller shall invoice Buyer for each tanktruck load delivered to said storage facilities for purchase by Buyer and Buyer shall pay Seller for the amount of such delivered load within thirty (30) days after the date of invoice. AROMAX Product purchased by Buyer pursuant to this Contract shall be purchased at the F.O.B. Beaumont price set forth below. Title to the AROMAX Product shall pass from Seller to Buyer upon delivery of the AROMAX Product into Seller's storage facilities at Beaumont. Said AROMAX Product shall be stored in segregated tanks for Buyer and shall not be commingled with materials belonging to Seller or others. No storage costs or fees shall be assessed against or payable by Buyer.

          4. The F.O.B. Beaumont price for the AROMAX Product shall be determined as follows:

Price in cents/gallon = .99 (X(BZ)) + .95 (X(TOL))(P(TOL))

                        +  X(R)(P(NG)) - .13 (1 - X(R))

Where:   X(BZ) = Volume fraction of Benzene
         X(TOL) = Volume fraction of Toluene
         X(R) = Volume fraction of Raffinate =

                1 - .99 (X(BZ)) - .95 (X(TOL))

         P(BZ) = Average FOB Gulf Coast Contract Benzene Price published in the Benzene & Derivatives Newsletter published by DeWitt & Company Incorporated for the date of the tanktruck delivery.

              P(TOL) = Average FOB Gulf Coast Spot Commercial grade Toluene price published in the Toluene/Xylene Newsletter published by Dewitt & Company Incorporated for the date of the tanktruck delivery.

              P(NG)  =  Average Hi-Low Spot Gas Liquid Natural Gasoline price at
                        Mont Belvieu published in Platts' Oilgram for the date of the tanktruck delivery.

              Where the date of tanktruck delivery is a Saturday, Sunday, or Holiday for which any of the foregoing publications does not publish the specified price, the specified price published by the publication for the last business day before such Holiday or Saturday/Sunday shall be used in the calculation.

         5. Seller shall deliver AROMAX Product to Buyer in Beaumont from Seller's storage facilities in bargeload quantities unless otherwise agreed by Buyer.

         6. Notwithstanding the foregoing and despite the fact that, Seller may have invoiced Buyer for AROMAX Product and that Buyer may have paid Seller therefor, Seller shall have the risk of loss, including but not limited to contamination, for all AROMAX Product invoiced to Buyer until such AROMAX Product is delivered out of Seller's storage facilities to Buyers barge upon Sellers downguage.

         7. Each tanktruck load of AROMAX Product shall be analyzed by acceptable gas chromatography techniques to determine the Benzene and Toluene contents as mass fractions. The amount of such AROMAX Product transported by tanktruck to storage shall be determined by difference (full versus empty) by weighing on certified scales. The Benzene and Toluene contents of the tanktruck load shall be determined by multiplying the weight of AROMAX Product delivered into storage by the appropriate chromatographically determined mass fraction. Weights shall be converted to volumes for price calculations using densities from ASTM Data Series Publication DS4A (benzene = 7.3653 lb/gal., toluene = 7.2601 lb./gal.).

         8. Buyer's obligation to purchase and Seller's right to sell pursuant to this Contract of Sale shall apply only to AROMAX Product produced during the long-term second commercial demonstration referred to in Paragraph 1 above. In no event shall this Contract of Sale apply to any AROMAX Product produced more than one year after the date of the AROMAX Process Unit startup for said demonstration.

         9. Buyer shall pay Seller, in addition to the price provided herein, an amount equal to any tax, duty or other charge (including Superfund levies or the like) assessed on Seller related to sales made pursuant to this Contract unless such tax, duty, or charge is related to the storage of AROMAX Product, as provided for above, or is measured by net income.

         10. Seller warrants that at the time of delivery of AROMAX Product out of Seller's storage facilities to Buyer Seller shall have good title thereto, said AROMAX Product shall have been produced in Seller's AROMAX Process Unit from feeds specified by Chevron Research Company, and said AROMAX Product shall not have been comingled or mixed with any other materials and shall not have been contaminated with any materials not named in Exhibit A.

         SELLER DOES NOT MAKE, AND EXPRESSLY DISCLAIMS, AND BUYER EXPRESSLY WAIVES ANY OTHER WARRANTIES WHATSOEVER, INCLUDING (WITHOUT LIMITATION) ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, REGARDLESS OF WHETHER ORAL OR WRITTEN, EXPRESSED OR IMPLIED, OR ALLEGEDLY ARISING FROM ANY USAGE OF ANY TRADE OR ANY COURSE OF DEALING.

         11. Seller's total liability for any claim of any nature made by Buyer or Buyer's customers after delivery of AROMAX Product out of storage to Buyer's barges shall not exceed the purchase price of the AROMAX Product sold hereunder. This shall also constitute Seller's maximum liability even if Buyer or Buyer's customers mix AROMAX Product with other materials or use AROMAX Product in specialized equipment. In no event shall Seller be liable for any lost profits or any indirect, consequential, special, incidental, contingent or punitive damages incurred by Buyer.

         12. a. Neither party shall be in breach of its obligations hereunder to the extent that performance is prevented, delayed or (in the sole but reasonable judgment of the party concerned) made substantially more expensive as a result of any of the following contingencies: (i) any cause beyond the reasonable control of the party concerned; (ii) labor disturbance, whether or not involving the employees of the party concerned or otherwise, and whether or not the disturbance could be settled by acceding to the demands of a labor group; (iii) compliance with a request or order of a person purporting to act on behalf of any government or governmental department or agency (including but not limited to EPA, OSHA, etc.); or (iv) shortage in raw material, transportation, or power.

         b. performance will be excused as provided above even though the occurrence of the contingency in question may have been foreseen or foreseeable at the time of contracting or subsequently become foreseeable, so long as such occurrence is not definite or specific at the time of contracting.

         c. Quantities not purchased or sold due to the provisions of this Section need not be made up later.

         d. Nothing in this Section shall excuse Buyer from its obligations to make payments when due.

         13. a. This Contract, integrates the entire understanding between the parties with respect to the subject matter covered. It supersedes all prior understandings, drafts, discussions or statements, whether oral or in writing, expressed or implied, dealing with the same subject matter. It may not be amended or modified in any manner except by a written agreement signed by both parties which expressly amends this Contract.

         b. No rights or obligations under this Contract may be assigned without the prior written consent of the other party.

         c. Any questions concerning the interpretation and enforcement of this Contract shall be governed by the internal laws of the State of Texas.

         d. Neither party shall give any director, employee or representative of the other party any commission, fee, rebate, gift or entertainment of significant cost or value in connection with this Contract, or enter into any other business arrangement with any director, employee or representative of the other, without prior written notification to the other party. Any representative(s) authorized by either party may cause an audit of any and all records of the other party as necessary and proper to verify that there has been compliance with this paragraph.

         e. Notices given hereunder are effective when sent by telex or received by mail.

The agreement of the parties is shown by the signatures of their authorized representatives below.


                                       CHEVRON CHEMICAL COMPANY



                                       By:
                                          -------------------------------------
                                       Title:
                                             ----------------------------------
                                       Date:
                                            -----------------------------------


                                       SOUTH HAMPTON REFINING COMPANY


                                       By:
                                          -------------------------------------
                                       Title:
                                             ----------------------------------
                                       Date:
                                            -----------------------------------

                                    EXHIBIT A


                   EXPECTED C5+ RECOVERED PRODUCT COMPOSITION
                                 ISOHEXANE FEED
                              SOUTH HAMPTON AROMAX


               Composition, LV %
               iC5                             9.0

               nC5                            10.1

               CP                              0.1

               Benzene                        44.2 (41.0 -- 46.0)

               2-2 DMB                         2.3

               2-3 DMB                         9.1

               2-MP                           10.6

               3-MP                            7.4

               N-C6                            5.3

               MCP                             1.9

                                    EXHIBIT B


                           ISOHEXANE FEED COMPOSITION
                              SOUTH HAMPTON AROMAX



               Composition, LV %
               iC5                   1.0

               nC5                    2.2

               CP                    10.5 (Max.)

               2-2 DMB                2.3

               2-3 DMB               12.1

               2-MP                  54.0 (Min.)

               3-MP                  16.1 (Min.)

               N-C6                   1.5

               MCP                    0.1

               C7+                    0.2

                                                                   (CONOCO LOGO)

                              [CONOCO LETTERHEAD]



October 7, 1988



Dr. Richard Crain
South Hampton Refining Company
P.O. Box 1636
Silsbee, TX 77656

Dear Dick:

Attached is two copies of the Processing Agreement. Please fill in the date and the state in which South Hampton is incorporated on the front page of the agreement and sign. Forward one copy back to me at Conoco.

With this agreement in place and Conoco Treasury's approval of the Letter of Credit, we will wire you the 85,000 dollars to begin construction of the unit.

I am optimistic for the mutual success of this processing deal and look forward to working with you and South Hampton Refining. If you have any questions, please let me know.

Sincerely,


/s/ MICHAEL R. MITCHAEL
-------------------------------
Michael R. Mitchael
/ng

Attachments

                           SOUTH HAMPTON REFINING CO.

                              PROCESSING AGREEMENT


THIS AGREEMENT is entered into this 11 day of October 1988, by and between CONOCO INC., a Delaware corporation (hereinafter referred to as "Conoco"), whose address is P.O. Box 2197, Houston, Texas 77252, and SOUTH HAMPTON REFINING CO., a Texas corporation (hereinafter referred to as "South Hampton"), whose address is P.O. Box 1636, Silsbee, Texas 77656.


                                   WITNESSETH:


WHEREAS, South Hampton has the ability to process LVT(R) oil for Conoco at South Hampton's Silsbee, Texas plant ("Plant"); and


WHEREAS, Conoco desires to have its LVT(R) oil ("Feedstock") processed through processing equipment constructed by South Hampton at its Plant;


NOW, THEREFORE, for and in consideration of the mutual covenants and promises set forth herein, the parties hereto agree as follows:

1.       TERM OF AGREEMENT

         This Agreement shall have a primary term of one year beginning on October 10, 1988, or on the date that the Letter of Credit described in
         Section 3.2 is issued, whichever is later ("Commencement Date"), and continuing from month to month thereafter unless cancelled by either party by giving the other party sixty (60) days prior written notice.

2.       FEEDSTOCK

         2.1 The Feedstock to be processed by South Hampton shall be LVT(R) oil, having the typical specifications set forth in Exhibit A, attached hereto and made a part hereof.

         2.2 Conoco, at its sole expense, shall supply and deliver Feedstock to South Hampton's Plant from Conoco's Lake Charles Refinery by tank truck.

         2.3 Over the term of this Agreement, Conoco agrees to deliver to South Hampton a minimum of 72,000 barrels of Feedstock for processing the first six (6) months, and 55,000 barrels the second six (6) months. Any light stream material which is rerun for saturation shall be counted in these amounts.

         2.4 South Hampton shall provide a clean 10,000-barrel tank dedicated to Conoco's exclusive use for bulk storage of the Feedstock prior to processing.

         2.5 South Hampton will sample and test the Feedstock in tankage at its Plant once every twenty-four (24) hours while receiving Feedstock to determine that its sulfur and ASTM D-86 End Point meet the specifications described in Exhibit A. South Hampton must notify Conoco within two (2) working days after delivery of any off specification Feedstock. If Conoco receives no notice during the two (2) working day period, then the Feedstock will be deemed to meet the specifications on Exhibit
                  A. A laboratory analytical report will be forwarded to Conoco on all Feedstock each week. An independent laboratory analysis shall be used to resolve any discrepancies between Conoco and South Hampton concerning the specifications of the Feedstock.

         2.6 The amount of Feedstock received shall be determined by South Hampton scale tickets showing the difference between the certified full weight and the certified empty weight of the tank trucks.



3.       PROCESSING FACILITY

         3.1 South Hampton shall construct a process facility for the processing of Conoco's Feedstock ("Facility") at South Hampton's Plant. In consideration for the

                 Construction Funding ($85,000) supplied by Conoco as set forth in Section 3.2 below, South Hampton will not use the Facility for any purpose which will interfere with the processing of Conoco's Feedstock nor will it sell, dismantle, relocate or in any other manner decommission the Facility, during the term of this Agreement.

         3.2 Conoco agrees to pay to South Hampton on the Commencement Date of this Agreement Construction Funding ($85,000) to be used by South Hampton to finance the construction of the Facility. South Hampton agrees to refund this amount to Conoco from the fees for the first 30,000 barrels of Feedstock that are processed, by subtracting the maximum Construction Funding ($85,000) from the invoices associated with the first 30,000 barrels of Feed-stock processed. South Hampton agrees to issue an Irrevocable Standby Letter of Credit covering the Construction Funding ($85,000) until the obligation to Conoco is paid in full. Conoco agrees to maintain the U.S. dollar value of the Letter of Credit in an amount equal to the unrefunded portion of the Construction Funding. The Letter of Credit must be issued by a bank acceptable to Conoco.

         3.3 South Hampton agrees to make best efforts to have the Facility operational and capable of processing Feedstock into two (2) streams as described in Section 4 below (collectively "Operational") within five (5) weeks from the Commencement Date of this Agreement. If the Facility is not Operational within eight (8) weeks after the Commencement Date, or ceases to be Operational at any time for longer than thirty (30) days despite repair efforts by South Hampton, Conoco, at its sole option, may terminate this Agreement with no further liability hereunder or may extend the time for the Facility to be Operational to a date acceptable to both parties. If Conoco elects to terminate the Agreement prior to the Construction Funding being totally refunded, South Hampton shall immediately refund to Conoco the unrefunded portion of the Construction Funding provided by Conoco to South Hampton under this Agreement.

         3.4 South Hampton agrees to manufacture under and keep records of statistical process control. South Hampton shall make all such records available to Conoco upon request.

4.       FINISHED PRODUCTS

         4.1 South Hampton shall process Feedstock into two separate streams: a light stream and a heavy stream (LVT200(R) oil) (collectively "Products"). The LVT200(R) oil shall meet the specifications set forth in Exhibit B, which is attached hereto and made a part hereof. For every gallon of Feedstock received by South Hampton, South Hampton shall return ninety-nine (99) liquid volume percent Products.

         4.2 South Hampton can control the following items of Exhibit B of the Agreement: (a) IBP, (b) Wt. % Aromatics, (c) P-M Flash, Deg. F. Minimum, and (d) ppm Sulfur. All other items, i.e., (a) EP, (b) API Gravity, and (c) nitrogen content, are functions of the Feedstock and cannot be controlled by South Hampton.

5.       SAMPLING AND ANALYSIS

         5.1 South Hampton will sample and conduct laboratory analysis in its own laboratory for each batch of the Products manufactured hereunder to determine if they meet the specifications set forth in Exhibit B.

         5.2 Once each month, South Hampton, at its sole expense, shall arrange for verification of its analysis of a random sample of the Products by an independent laboratory.

         5.3 South Hampton shall provide Conoco with a weekly laboratory analytical report on all Products manufactured.

         5.4 All off specification Products shall be rerun through the process at South Hampton's expense.

6.       STORAGE/DELIVERY

         6.1 South Hampton shall store the Products in clean segregated tankage, not commingled with any product not owned by Conoco, until release to Conoco customers as scheduled by Conoco. Such storage shall be appropriate for loading of Products into rail cars or tank trucks.

         6.2 Each week South Hampton shall forward to Conoco's Sales Manager, Wax and Specialty Products, North American Marketing, a report of inventory of Products in storage.

         6.3 South Hampton agrees to keep confidential any Conoco customer information which it receives from Conoco because of the direct shipment of Products from South Hampton's Plant to Conoco customers.

7.       FEES

         7.1 Conoco shall pay South Hampton a fee for all of the services performed hereunder on a cents-per-gallon of Feedstock processed basis, according to the following schedule:

          Gallons of Feedstock Processed            Fee per Gallon Processed
          ------------------------------            ------------------------
                  0-50,000 Barrels*                        $0.18
                  50,001+ Barrels*                         $0.16

          *One Barrel Equals 42 U.S. Standard Gallons.
                  The aforesaid fees are based on Feedstock containing eighteen
                  (18) volume percent aromatics. For each volume percent of aromatics over eighteen (18) percent in the LVT200 stream prior to entering the hydrogen treater (raw LVT200), Conoco shall pay an additional fee of $0.004375 per gallon. For each volume percent of aromatics below eighteen (18) in the raw LVT200, the fee paid by Conoco shall be less by $0.004375 per gallon. Such fee adjustment will be calculated at the end of each month, based upon the average of recorded tests made twice each day by South Hampton on the raw LVT200.

         7.2 In addition to the fees stated in Section 7.1 above, for each volume percent yield of LVT200(R) comprising over fifty (50) percent of the Feedstock, an additional $0.0015 per gallon shall be added to the fee on volumes of Feedstock yielding over fifty
                 (50) percent LVT200(R). Likewise, for each volume percent yield of LVT200(R) under fifty (50) percent of the Feedstock, $0.0015 per gallon shall be subtracted from the fee on volumes of Feedstock yielding under fifty (50) percent LVT200(R). Such fee adjustment shall be calculated at the end of each month based on the actual yield results.

         7.3 The process fee for 0-50,000 barrels of Feedstock processed shall never be lower than $0.15 per gallon of Feedstock processed; and for 50,001+ barrels of Feedstock processed, never lower than $0.13 per gallon of Feedstock processed.

         7.4 Included in this fee is South Hampton's profit and other costs including, without limitation, insurance, storage space, labor and overhead, all Federal, State, and local excise taxes, and any other charges assessed by or to South Hampton in the performance of this Agreement.


8.       PAYMENT

         8.1 South Hampton shall invoice Conoco semi-monthly (first and fifteenth) at the appropriate rate based on past volume of Feedstock processed as of the invoice date. Conoco shall pay each invoice by check upon receipt.

         8.2 On the date of this Agreement, there is in effect between Conoco and South Hampton a Promissory Note dated September 23, 1988 covering the repayment of a debt owed to Conoco by South Hampton. In the event of South Hampton's default under said Promissory Note, South Hampton agrees that Conoco may offset against the fees due to South Hampton under this Agreement, any amounts which are or become due and payable under said Promissory Note, until said Promissory Note is fully paid.


9.       TITLE

         9.1 Title to all Feedstock delivered to South Hampton and all Products manufactured therefrom shall remain in Conoco. South Hampton shall at all times be responsible for Conoco's property in its care, custody, and control, and shall reimburse Conoco for any unaccounted for loss of property (excluding loss allowance if applicable), contamination or damage thereto.

         9.2 At Conoco's request, South Hampton will execute any document which shows title as referenced herein to be in Conoco, including, but not limited to a UCC-1 form.

10.      LOSS AND DAMAGE

         10.1 South Hampton shall be responsible for any loss of, or damage to Conoco property, as set forth in Section 9 hereof, within its possession. South Hampton will take title to and be responsible for legally disposing of any contaminated Feedstock or Products or any off specification Products which cannot be rerun pursuant to Section 5.4 above, which occurred while the Feedstock or Products were in South Hampton's care.

         10.2 Reimbursement for loss or contamination of Feedstock shall be at Conoco's Gulf Coast jet fuel price posted in Platt's Oilgram, plus freight from Lake Charles to South Hampton's Plant. Reimbursement for loss or contamination of Products or for any off specification Product which cannot be rerun shall be at Conoco's cost as stated in the previous sentence, plus any fees paid to South Hampton pursuant to Section 7 hereof. Conoco will invoice South Hampton for any losses within sixty
                 (60) days after determination of the loss or contamination.

11.      INDEMNITY

         11.1 South Hampton hereby agrees to indemnify, defend, and save Conoco, and its officers, directors, and employees, harmless from any and all loss or liability, including legal expenses, arising out of any claim or cause of action for loss, loss of use of or damage to property or natural resources, personal injuries, violation of any governmental laws, or patent or trademark infringement caused by or arising in any manner from South Hampton's operations or ownership of its Plant and the Facility and performance of the services under this Agreement.

         11.2 Conoco hereby agrees to indemnify, defend, and save South Hampton, and its officers, directors, and employees, harmless from any and all loss or liability including legal expense arising out of any claim or cause of action for loss, loss of use of, or damage to property or natural resources, personal injuries, violation of any governmental laws, or patent or trademark infringement caused by or arising in any manner from Conoco's sale or use of the Products produced under this Agreement, except to the extent caused by South Hampton's sole negligence.

12.      INSURANCE

         South Hampton shall maintain in full force and effect the following forms and amounts of insurance and shall furnish to Conoco current certificates evidencing the insurance maintained. Such certificates must provide for not less than ten (10) days' prior written notice to Conoco in the event of cancellation or material change affecting Conoco's interests. The insurance requirements below are Conoco's minimum requirements and shall not be considered indicative of the ultimate amounts and types of insurance needed by South Hampton. Neither failure to comply nor full compliance with the insurance provisions of this Agreement shall limit or relieve South Hampton from indemnifying and holding Conoco harmless in compliance with the provisions of this Agreement.

         a. Worker's Compensation Insurance covering all employees in accordance with the statutory requirements of the state in which the services hereunder are rendered.

         b. Employer's Liability Insurance in an amount not less than $1,000,000 per occurrence.

         c. Comprehensive General Liability insurance, including Product Liability, completed operations, blanket contractual, contractors protection, with a combined single limit for bodily injury and property damage of not less than $1,000,000 per occurrence.

         d. Named Peril Property Insurance of not less than $1,000,000 per occurrence to cover the loss of Conoco's Feedstock and Products in South Hampton's care, custody, and control. Such coverage shall name Conoco as an additional named insured and loss payee with respect to Conoco's interest.

13.     FORCE MAJEURE

        Neither party hereto shall be responsible or liable for failure to perform its obligations under this Agreement or losses resulting from any such failure to perform, or failure to make delivery, if prevented from doing so by acts of God, floods, fires, explosions, storms, vandalism, transportation difficulties, inability to obtain the necessary supplies or other required raw materials, strikes, lockouts, or other industrial disturbances, wars, or any law, rule, or action of any court or instrumentality of the federal, state or local government, or any other cause or causes beyond its reasonable control whether similar or dissimilar to those above stated, provided only that the same is not willfully done or brought about for the purpose of excusing failure or omission to perform under this Agreement. In the event either party hereto is rendered unable to perform in whole or in part, such party shall give notice in writing to the other party of the full particulars of such force majeure as soon as possible after the occurrence of such cause relied on, and the obligation of such party to perform under this Agreement shall be suspended during the continuance of any inability so caused, but no longer period, and such cause shall insofar as possible be remedied with all reasonable dispatch. If any of the events specified in this paragraph shall have occurred, South Hampton shall allocate its available services to the extent it is capable in a fair and equitable manner among its own needs and its customers.


14.      INSPECTION AND AUDIT

         Conoco reserves the right to inspect South Hampton's Facility, Plant and operations or audit South Hampton's business records pertaining to South Hampton's performance of the terms and conditions of this Agreement, at any time during South Hampton's operating hours, by giving reasonable notice of its intent to do so and by doing so in a manner which will not interfere with South Hampton's normal business routine.

 15.     TERMINATION

         15.1 If any provision of this Agreement is or becomes violate of any law, or any rule, order, or regulation issued thereunder, either party shall have the right, upon notice to the other to terminate such provision, without affecting other provisions of the Agreement, or to terminate the Agreement in its entirety.

         15.2 In the event of the failure of South Hampton to perform any of its obligations hereunder, and the continuance of such failure after fifteen (15) days' written notice from Conoco, Conoco may terminate this Agreement upon written notice to South Hampton. In the event of insolvency, assignment for the benefit of creditors, or impending bankruptcy proceedings by or against South Hampton, Conoco may, at its option, terminate this Agreement upon written notice to South Hampton. South Hampton hereby agrees to give Conoco prompt written notice of the occurrence of the aforesaid events. Termination of this Agreement in accordance with this Paragraph shall not affect any obligations accruing hereunder prior to such termination, including, but not limited to, South Hampton's obligations under Section 11 (Indemnity). Addi-
         tionally, should Conoco terminate this Agreement due to South Hampton's failure to perform any of its obligations hereunder, South Hampton shall immediately refund to Conoco the unrefunded portion of the Construction Funding provided by Conoco to South Hampton under Section
         3.2 of this Agreement.

15.3 In the event of the failure of Conoco to perform any of its obligations hereunder, and the continuance of such failure after fifteen (15) days' written notice from South Hampton, South Hampton may terminate this Agreement upon written notice to Conoco. In the event of insolvency, assignment for the benefit of creditors, or impending bankruptcy proceedings by or against Conoco, South Hampton may, at its option, terminate this Agreement by written notice to Conoco. Conoco hereby agrees to give South Hampton prompt written notice of the occurrence of the aforesaid events. Termination of this Agreement in accordance with this Paragraph shall not affect any obligations accruing hereunder prior to such termination, including, but not limited to, Conoco's obligations under Paragraph 11 (Indemnity). Additionally, should South Hampton terminate this Agreement due to Conoco's failure to perform any of its obligations hereunder, the unrefunded portion of the Construction Funding provided by Conoco under Section
         3.2 will be forfeited to South Hampton.


16.      ASSIGNMENT

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, neither party may assign this Agreement without the prior written consent of the other party.


17.     NOTICES

        All notices required to be given hereunder shall be in writing, by telegram, air express service or by certified mail; and shall be addressed as follows:

        CONOCO:                Conoco Inc.
                               P.O. Box 2197, TA 2108
                               Houston, Texas 77252
                               Attention: Michael R. Mitchael

       SOUTH HAMPTON:          South Hampton Refining Co.
                               P.O. Box 1636
                               Silsbee, Texas 77656
                               Attention: Richard N. Cram


 18.     WAIVER

         The failure of either South Hampton or Conoco to enforce at any time any provisions of this Agreement shall not be construed to be a waiver of those provisions or the right thereafter to enforce any such provisions.

19.      SAFETY AND HEALTH INFORMATION

         Conoco has furnished to South Hampton information (including Material Safety Data Sheet(s)) concerning the safety and health aspects of the Feedstock and Products handled by South Hampton hereunder, including safety and health warnings. South Hampton acknowledges receipt of such information and agrees to communicate such warnings and information to South Hampton's employees, agents and contractors.



20.      RELATIONSHIP OF THE PARTIES

         20.1 Conoco and South Hampton are completely separate entities. They are not partners, general partners, limited partners, joint venturers, nor agents of each other in any sense whatsoever and neither has the power to obligate or bind the other.

         20.2 South Hampton is an independent contractor and shall be solely responsible at all times for the safe and prudent operation and maintenance of its Plant and the Facility. South Hampton shall always be, and Conoco shall never be, in charge of all equipment, including the Facility owned by South Hampton, direction of all employees and other persons who may be on South Hampton's premises at any time. Conoco, its employees, and agents shall always abide by instruction and direction of South Hampton while on South Hampton's premises. South Hampton shall take all necessary precautions including adoption of and compliance with all reasonable and customary fire prevention and safety measures to avoid property damage and bodily injury.

 20.3 If for United States tax purposes operations hereunder are regarded as a partnership, each of the parties elects to be excluded from the application of all of the provisions of Subchapter K, Chapter 1, Subtitle A, of the Internal Revenue Code of 1986 as amended, as permitted and authorized by Section 761 of the Code and regulations thereunder. Each party will provide such evidence of this election as may be required by law.

         Should there by any requirement that each party further evidence such election, such party shall execute such documents and furnish such other evidence as may be required to evidence such election. Each party shall not give any notices or take any other action inconsistent with the election made hereby. If any present or future income tax laws of the state or states which are applicable to the transactions of this Agreement, or any future income tax law of the United States, shall contain a provision similar to that in Section 761 of the Internal Revenue Code of 1986, as amended, each party shall make such election as may be permitted or required by such law.

         In making such election, each party states that income or loss derived by such party from operations under this Agreement can be adequately determined without the computation of partnership taxable income or loss.



21.      GOVERNING LAW

         This Agreement shall be governed by and interpreted according to the laws of the State of Texas.



22.      ENTIRE AGREEMENT

         This Agreement constitutes and embodies the entire agreement and understanding between South Hampton and Conoco. There are no agreements, understandings or conditions, oral or written, express or implied, that are not included herein. No alteration or amendment of this Agreement shall be effective unless it is in writing and signed by South Hampton and Conoco.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.



CONOCO INC.                        SOUTH HAMPTON REFINING CO.


By: /s/  [ILLEGIBLE]               By: /s/ [ILLEGIBLE]
   -----------------------------      -----------------------------
Title: Sales Manager - WAX         Title:
      --------------------------         --------------------------
       and Specialties - NAM
      --------------------------

                                    EXHIBIT A


                           TYPICAL FEED SPECIFICATIONS

                                D-86, (degrees)F



          IBP                                  374
           5%                                  384
          50%                                  419
          95%                                  495
           EP                                  523

          API Gravity                          41.6
          WT% Aromatics                    17.8    20 Max
          ppm Sulfur                       1 ppm or less
          P-M Flash, (degrees)F Min            --
          Nitrogen, Total ppm                  3
          Viscosity @ 40(degrees)              2.1

                                    EXHIBIT B


                             PRODUCT SPECIFICATIONS

                                HEAVY (LVT200(R)

                                D-86, (degrees)F



                 IBP                                      427*
                  5%                                      440
                 50%                                      459
                 95%                                      525
                  EP                                      545

                 API Gravity                              41.2*
                 WT% Aromatics                    Less than 1
                 ppm Sulfur                       1 ppm or less
                 P-M Flash, (degrees)F Min        200 to 210
                 Nitrogen, Total ppm              Less than .5


                   *Reported only, not a final specification.

                Conoco Inc.                         REQUEST FOR FACSIMILE
[CONOCO LOGO]                                       TRANSMISSION


-------------------------
Date
       5-12-89
-------------------------


FROM
--------------------------------------------------------------------------------
Employee                                                           Ext.

Mike R. Mitchell                                                   1542
--------------------------------------------------------------------------------
City, State, Country                                               Room No.

Houston, Texas                                                     2108
--------------------------------------------------------------------------------
Acct No.

--------------------------------------------------------------------------------

TO
--------------------------------------------------------------------------------
Name                                                               Phone No.

Dick Croin
--------------------------------------------------------------------------------
Department                                                         Room No.

SHR
--------------------------------------------------------------------------------
City, State, Country

--------------------------------------------------------------------------------


-------------------------
No. of Pages

         21 + cover
-------------------------

  NOTE
  1. Your originals must have good contrast (dark detail on light background).
  2. Legible
  3. 1/2-inch margin on all sides of sheet
  4. Number all pages


SPECIAL INSTRUCTIONS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
11-11 PB. 10-86

                           SOUTH HAMPTON REFINING CO.

                              PROCESSING AGREEMENT


THIS AGREEMENT is entered into this __ day of __________, 1989, by and between CONOCO INC., a DELAWARE corporation (hereinafter referred to as "Conoco"), whose address is P.O. Box 4784, Houston, Texas 77210-4784, and SOUTH HAMPTON REFINING CO., a Texas corporation (hereinafter referred to as "South Hampton"), whose address is P.O. Box 1636, Silsbee, Texas 77656.


                                   WITNESSETH:


WHEREAS, South Hampton has the ability to process Catalytic Polymerization Gasoline ("Feedstock") for Conoco at South Hampton's Silsbee, Texas plant ("Plant"); and


WHEREAS, Conoco desires to have its Feedstock processed through processing equipment constructed by South Hampton at its Plant;


NOW, THEREFORE, for and in consideration of the mutual covenants and promises set forth herein, the parties hereto agree as follows:

1.       TERM OF AGREEMENT

         This Agreement shall be for a primary term of one (1) year, commencing on _____________, 1989 ("Commencement Date"), and shall automatically continue thereafter until cancelled by either party by giving the other party six (6) months written notice after the end of the primary term or at any time thereafter.


 2.      FEEDSTOCK

          2.1 The Feedstock to be processed by South Hampton shall be Catalytic Polymerization Gasoline, having the typical specifications set forth in Exhibit A, attached hereto and made a part hereof.

          2.2 Conoco, at its sole expense, shall supply and deliver Feedstock to South Hampton's Plant from Conoco's Refinery at an average minimum rate of 500 barrels per day for the first six (6) months of this Agreement, and at an average minimum rate of 250 barrels per day for the remainder of the Agreement term.

          2.3 South Hampton shall provide a clean 25,000-barrel tank and a clean 10,000-barrel tank dedicated to Conoco's exclusive use for bulk storage of the Feedstock prior to processing.

          2.4 South Hampton will, sample and test the Feedstock in tankage at its Plant once every twenty-four (24) hours while receiving Feedstock to determine its sulfur and distillation characteristics and to verify that it meets the specifications described in Exhibit A. South Hampton must notify Conoco within two (2) working days after delivery of any off specification Feedstock. If Conoco receives no notice during the two (2) working day period, then the Feedstock will be deemed to meet the specifications on Exhibit A. A laboratory analytical report will be forwarded to Conoco on all Feedstock each week. An independent laboratory analysis shall be used to resolve any discrepancies between Conoco and South Hampton concerning the specifications of the Feedstock.

          2.5 The amount of Feedstock received shall be determined by South Hampton scale tickets showing the difference between the certified full weight and the certified empty weight of tank trucks.



 3.       PROCESSING FACILITY

          3.l South Hampton shall construct a process facility for the processing of Conoco's Feedstock ("Facility") at South Hampton's Plant. In consideration for the

                  Construction Funding ($150,000) supplied by Conoco as set forth in Section 3.2 below, South Hampton will not use the Facility for any purpose which will interfere with the processing of Conoco's Feedstock nor will it sell, dismantle, relocate or in any other manner decommission the Facility, during the term of this Agreement.

          3.2 Conoco agrees to pay to South Hampton on the Commencement Date of this Agreement Construction Funding ($150,000) to be used by South Hampton to finance the construction of the Facility. South Hampton agrees to refund this amount to Conoco from the fees for the first 50,000 barrels of Feedstock that are processed, by subtracting the maximum Construction Funding ($150,000) from the invoices associated with the first 50,000 barrels of Feedstock processed. South Hampton agrees to issue an Irrevocable Standby Letter of Credit covering the Construction Funding ($150,000) until the obligation to Conoco is paid in full. Conoco agrees to maintain the U.S. dollar value of the Letter of Credit in an amount equal to the unrefunded portion of the Construction Funding. The Letter of Credit must be issued by a bank acceptable to Conoco.

          3.3 South Hampton agrees to make best efforts to have the Facility operational and capable of processing Feedstock into the streams described in Section 4 below (collectively "Operational") within three (3) months from the Commencement Date of this Agreement. If the Facility is not Operational within three (3) months after the Commencement Date, or ceases to be Operational at any time for longer than thirty (30) days despite repair efforts by South Hampton, Conoco, at its sole option, may terminate this Agreement with no further liability hereunder or may extend the time for the Facility to be Operational to a date acceptable to both parties. If Conoco elects to terminate the Agreement prior to the Construction Fundind being totally refunded, South Hampton shall immediately refund to Conoco the unrefunded portion of the Construction Funding provided by Conoco to South Hampton under this Agreement.

          3.4 South Hampton agrees to manufacture under and keep records of statistical process control. South Hampton shall make all such records. available to Conoco upon request.

          3.5 In the event that Conoco elects not to have South Hampton produce nonene and tetramer, the tanks and equipment designated for those Products will be dedicated to other processing for Conoco.

4.        FINISHED PRODUCTS

          4.1 South Hampton shall process Feedstock into streams in accordance with the following fractionation plan:

                  1) First pass: a) Initial Boiling Point ("IBP") - 275 Deg. F.,
                  b) 275-295 Deg. F. (nonene), and c) 295 + Deg. F.; and

                  2) Second pass using 1c: a) 295-350 Deg. F., b) 350-400 Deg.
                  F. (tetramer), and c) 400 + Deg. F. (collectively "Products"). The nonene (lb above) and tetrainer (2b above) shall meet the specifications set forth in Exhibit B, which is attached hereto and made a part hereof. For every gallon of Feedstook received by South Hampton, South Hampton shall return ninety-nine (99) liquid volume percent Products.


5.        SAMPLING AND ANALYSIS

          5.1 South Hampton will sample and conduct laboratory analysis in its own laboratory for each batch of the nonene and tetramer manufactured hereunder to determine if they meet the specifications set forth in Exhibit B.

          5.2 South Hampton shall provide Conoco with a weekly laboratory analytical report on all Products manufactured.

          5.3 All off specification Product caused by South Hampton shall be rerun through the process at South Hampton's expense.


6.       STORAGE/DELIVERY

          6.1 South Hampton shall store the Products in clean segregated tankage, not commingled with any product not owned by Conoco, until release to Conoco customers as scheduled by Conoco. Such storage shall be appropriate for loading of Products into rail cars or tank trucks.

          6.2 Each week South Hampton shall forward to Conoco's Sales Manager, Wax and Specialty Products, North American Marketing, a report of inventory of Products in storage.

          6.3 South Hampton agrees to keep confidential any Conoco customer information which it receives from Conoco because of the direct shipment of Products from South Hampton's Plant to Conoco customers.

7.      FEES

          7.1 Conoco shall pay South Hampton a fee for all of the services performed hereunder at the rate of twelve cents (12 cents) per gallon of Feedstock processed.

          7.2 Included in this fee is South Hampton's profit and other costs including, without limitation, insurance, storage space, labor and overhead, all Federal, State, and local excise taxes, and any other charges assessed by or to South Hampton in the performance of this Agreement.

          7.3 If during the term of this Agreement there should be a change in the cost of fuel gas (natural gas) to South Hampton, Conoco agrees to adjust the fee set forth in Section 7.1 above by an appropriate amount to cover such cost changes. South Hampton shall provide documentation to substantiate these cost changes.

          7.4 The two Feedstock tanks and the tankage containing nonene and tetramer shall be blanketed with nitrogen for the flat fee of $2,000 per month for the first eighteen (18) months of this Agreement, and at no cost to Conoco for any subsequent months that this Agreement is in effect.

8.        PAYMENT

          8.1 South Hampton shall invoice Conoco semi-monthly (first and fifteenth) at the appropriate rate based on past volume of Feedstock processed as of the invoice date. South Hampton shall provide to Conoco, along with each invoice, a Plant Operation Report, in a mutually agreed upon form, showing semi-monthly activity under this Agreement. Conoco shall pay each invoice by check upon receipt.

          8.2 On the date of this Agreement, there is in effect between Conoco and South Hampton a Promissory Note dated September 23, 1988 covering the repayment of a debt owed to Conoco by South Hampton. In the event of South Hampton's default under said Promissory Note, South Hampton agrees that Conoco may offset against the fees due to South Hampton under this Agreement, any amounts which are or become due and payable under said Promissory Note, until said Promissory Note is fully paid.


9.        PRODUCT TRANSFERS

          When jointly agreed to, Conoco will transfer to South Hampton from time to time volumes of the streams designated (1a), (2a), and (2c) in Section 4.1 above and manufactured under this Agreement at an agreed value to be negotiated. The agreed value for these streams will be credited against the fee charged pursuant to Section 7.1 above at the time of transfer.


 10.      TITLE

          10.1 Title to all Feedstock delivered to South Hampton and all Products manufactured therefrom shall remain in Conoco. South Hampton shall at all times be responsible for Conoco's property in its care, custody, and control, and shall reimburse Conoco for any unaccounted for loss of property (excluding loss allowance if applicable), contamination or damage thereto.

          10.2 At Conoco's request, South Hampton will execute any document which shows title as referenced herein to be in Conoco, including, but not limited to a UCC-1 form.

11.       LOSS AND DAMAGE

          11.1 South Hampton shall be responsible for any loss of, or damage to Conoco property, as set forth in Section 10 hereof, within its possession. South Hampton will take title to and be responsible for legally disposing of any contaminated Feedstock or Products or any off specification Products which cannot be rerun pursuant to Section 5.3 above, which occurred while the Feedstock or Products were in South Hampton's care.

          11.2 Reimbursement for loss or contamination of Feedstock shall be at the Gulf Coast unleaded gasoline (waterborne) price posted in Platt's Oilgram, plus freight from Conoco's Refinery to South Hampton's Plant. Reimbursement for loss or contamination of Products or for any off specification Products which cannot be rerun shall be at Conoco's cost as stated in the previous sentence, plus any fees paid to South Hampton pursuant to Section 7 hereof. Conoco will invoice South Hampton for any losses within sixty (60) days after determination of the loss or contamination.


 12.      INDEMNITY

          12.1 South Hampton hereby agrees to indemnify, defend, and save Conoco, and its officers, directors, and employees, harmless from any and all loss or liability, including legal expenses, arising out of any claim or cause of action for loss, loss of use of or damage to property or natural resources, personal injuries, violation of any governmental laws, or patent or trademark infringement caused by or arising in any manner from South Hampton's operations or ownership of its Plant and the Facility and performance of the services under this Agreement.

          12.2 Conoco hereby agrees to indemnify, defend, and save South Hampton, and its officers, directors, and employees, harmless from any and all loss or liability including legal expense arising out of any claim or cause of action for loss, loss of use of, or damage to property or natural resources, personal injuries, violation of any governmental laws, or patent or trademark infringement caused by or arising in any manner from Conoco's sale or use of the Products produced under this Agreement, except to the extent caused by South Hampton's sole negligence.



13.       INSURANCE

          South Hampton shall maintain in full force and effect the following forms and amounts of insurance and shall furnish to Conoco current certificates evidencing the insurance maintained. Such certificates must provide for not less than ten (10) days' prior written notice to Conoco in the event of cancellation or material change affecting Conoco's interests. The insurance requirements below are Conoco's minimum requirements and shall not be considered indicative of the ultimate amounts and types of insurance needed by South Hampton. Neither failure to comply nor full compliance with the insurance provisions of this Agreement shall limit or relieve South Hampton from indemnifying and holding Conoco harmless in compliance with the provisions of this Agreement.

          a. Worker's Compensation Insurance covering all employees in accordance with the statutory requirements of the state in which the services hereunder are rendered.

          b. Employer's Liability Insurance in an amount not less than $1,000,000 per occurrence.

          c. Comprehensive General Liability insurance, including Product Liability, completed operations, blanket contractual, contractors protection, with a combined single limit for bodily injury and property damage of not less than $1,000,000 per occurrence.

          d. Named Peril Property Insurance of not less than $1,000,000 per occurrence to cover the loss of Conoco's Feedstock and Products in South Hampton's care, custody, and control. Such coverage shall name Conoco as an additional named insured and loss payee with respect to Conoco's interest.

14.       FORCE MAJEURE

          Neither party hereto shall be responsible or liable for failure to perform its obligations under this Agreement or losses resulting from any such failure to perform, or failure to make delivery, if prevented from doing so by acts of God, floods, fires, explosions, storms, vandalism, transportation difficulties, inability to obtain the necessary supplies or other required raw materials, strikes, lockouts, or other industrial disturbances, wars, or any law, rule, or action of any court or instrumentality of the federal, state or local government, or any other cause or causes beyond its reasonable control whether similar or dissimilar to those above stated, provided only that the same is not willfully done or brought about for the purpose of excusing failure or omission to perform under this Agreement. In the event either party hereto is rendered unable to perform in whole or in part, such party shall give notice in writing to the other party of the full particulars of such force majeure as soon as possible after the occurrence of such cause relied on, and the obligation of such party to perform under this Agreement shall be suspended during the continuance of any inability so caused, but no longer period, and such cause shall insofar as possible be remedied with all reasonable dispatch. If any of the events specified in this paragraph shall have occurred, South Hampton shall allocate its available services to the extent it is capable in a fair and equitable manner among its own needs and its customers.


15.       INSPECTION AND AUDIT

          Conoco reserves the right to inspect South Hampton's Facility, Plant and operations, inventory Conoco Feedstock and Products therein, or audit South Hampton's business records pertaining to South Hampton's performance of the terms and conditions of this Agreement, at any time during South Hampton's operating hours, by giving reasonable notice of its intent to do so and by doing so in a manner which will not interfere with South Hampton's normal business routine.


16.       TERMINATION

          16.1 If any provision of this Agreement is or becomes violate of any law, or any rule, order, or regulation issued thereunder, either party shall have the right, upon notice to the other to terminate such provision, without affecting other provisions of the Agreement, or to terminate the Agreement in its entirety.

          16.2 In the event of the failure of South Hampton to perform any of its obligations hereunder, and the continuance of such failure after fifteen (15) days' written notice from Conoco, Conoco may terminate this Agreement upon written notice to South Hampton. In the event of insolvency, assignment for the benefit of creditors, or impending bankruptcy proceedings by or against South Hampton, Conoco may, at its option, terminate this Agreement upon written notice to South Hampton. South Hampton hereby agrees to give Conoco prompt written notice of the occurrence of the aforesaid events. Termination of this Agreement in accordance with this Paragraph shall not affect any obligations accruing hereunder prior to such termination, including, but not limited to, South Hampton's obligations under Section 12 (Indemnity). Additionally, should Conoco terminate this Agreement due to South Hampton's failure to perform any of its obligations hereunder, South Hampton shall immediately refund to Conoco the unrefunded portion of the Construction Funding provided by Conoco to South Hampton under Section 3.2 of this Agreement.

          16.3 In the event of the failure of Conoco to perform any of its obligations hereunder, and the continuance of such failure after fifteen (15) days' written notice from South Hampton, South Hampton may terminate this Agreement upon written notice to Conoco. In the event of insolvency, assignment for the benefit of creditors, or impending bankruptcy proceedings by or against Conoco, South Hampton may, at its option, terminate this Agreement by written notice to Conoco. Conoco hereby agrees to give South Hampton prompt written notice of the occurrence of the aforesaid events. Termination of this Agreement in accordance with this Paragraph shall not affect any obligations accruing hereunder prior to such termination, including, but not limited to, Conoco's obligations under Paragraph 12 (Indemnity). Additionally, should South Hampton terminate this Agreement due to Conoco's failure to perform any of its obligations hereunder, the unrefunded portion of the Construction Funding provided by Conoco under Section 3.2 will be forfeited to South Hampton.



17.       ASSIGNMENT

          This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, neither party may assign this Agreement without the prior written consent of the other party.



18.       NOTICES

          All notices required to be given hereunder shall be in writing, by telegram, air express service or by certified mail; and shall be addressed as follows:

          CONOCO:            Conoco Inc.
                             P.O. Box 4784, TA 2108
                             Houston, Texas 77210-4784
                             Attention: Michael R. Mitchael

          SOUTH HAMPTON:     South Hampton Refining Co.
                             P.O. Box 1636
                             Silsbee, Texas 77656
                             Attention:  Richard N. Crain



 29.      WAIVER

          The failure of either South Hampton or Conoco to enforce at any time any provisions of this Agreement shall not be construed to be a waiver of those provisions or the right thereafter to enforce any such provisions.


20.       SAFETY AND HEALTH INFORMATION

          Conoco has furnished to South Hampton information (including Material Safety Data Sheet(s)) concerning the safety and health aspects of the feedstock and Products handled by South Hampton hereunder, including safety and health warnings. South Hampton acknowledges receipt of such information and agrees to communicate such warnings and information to South Hampton's employees, agents and contractors.


21.       RELATIONSHIP OF THE PARTIES

          21.1 Conoco and South Hampton are completely separate entities. They are not partners, general partners, limited partners, joint venturers, nor agents of each other in any sense whatsoever and neither has the power to obligate or bind the other.

          21.2 South Hampton is an independent contractor and shall be solely responsible at all times for the safe and prudent operation and maintenance of its Plant and the Facility. South Hampton shall always be, and Conoco shall never be, in charge of all equipment, including the Facility owned by South Hampton, direction of all employees and other persons who may be on South Hampton's premises at any time. Conoco, its employees, and agents shall always abide by instruction and direction of South Hampton while on South Hampton's premises. South Hampton shall take all necessary precautions including adoption of and compliance with all reasonable and customary fire prevention and safety measures to avoid property damage and bodily injury.

          21.3 If for United States tax purposes operations hereunder are regarded as a partnership, each of the parties elects to be excluded from the application of all of the provisions of Subchapter K, Chapter 1, Subtitle A, of the Internal Revenue Code of 1986 as amended, as permitted and authorized by
                  Section 761 of the Code and regulations thereunder. Each party will provide such evidence of this election as may be required by law.
                       Should there by any requirement that each party further
                  evidence such election, such party shall execute such documents and furnish such other evidence as may be required to evidence such election. Each party shall not give any notices or take any other action inconsistent with the election made hereby. If any present or future income tax laws of the state or states which are applicable to the transactions of this Agreement, or any future income tax law of the United States, shall contain a provision similar to that in Section 761 of the Internal Revenue Code of 1986, as amended, each party shall make such election as may be permitted or required by such law.

                  In making such election, each party states that income or loss derived by such party from operations under this Agreement can be adequately determined without the computation of partnership taxable income or loss.



 22.      GOVERNING LAW


          This Agreement shall be governed by and interpreted according to the laws of the State of Texas.



 23.      ENTIRE AGREEMENT

          This Agreement constitutes and embodies the entire agreement and understanding between South Hampton and Conoco. There are no agreements, understandings or conditions, oral or written, or implied, that are not included herein. No alteration or amendment of this Agreement shall be effective unless it is in writing and signed by South Hampton and Conoco.



IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

CONOCO INC.                         SOUTH HAMPTON REFINING CO.

By:                                 By:
   ------------------------------      -----------------------------
Title:                              Title:
      ---------------------------         --------------------------

                                    EXHIBIT A


                        TYPICAL FEEDSTOCK SPECIFICATIONS

                        CATALYTIC POLYMERIZATION GASOLINE


         TEST                        SPECIFICATION
         ----                        -------------
Distillation,  (degree)F
         10%                                226
         50%                                288
         90%                                391

Gravity (degree)API                          63
Sulfur, ppm                                2000
Reid Vapor PresBure, psi                    6-9

                                    EXHIBIT B


                             NONENE SPECIFICATIONS


TEST                       ASTM TEST METHOD      SPECIFICATION
----                       ----------------      -------------
Appearance                 Visual                Clear and free
                                                 of suspended
                                                 matter

Specific Gravity           D-1298                0.738-0.743

Distillation, (degree)F    D-86
    IBP                                          275 min.
    EP                                           295 max.

Olefins, Vol%              D-1319                98 min.

Color, (Pt-Co)             D-1209                15 max.

Sulfer, ppm                D-3120                10 max.

Water, Vol%               D-1744                0.1 max.

Inhibitor, ppm (BHT)                             15 min.

Peroxides, Active
 Oxygen, ppm               D-1563                10 max.

                                    EXHIBIT B

                             TETRAMER SPECIFICATIONS


TEST                       ASTM TEST METHOD      SPECIFICATION
----                       ----------------      -------------
Appearance                 Visual                Clear and free
                                                 of suspended
                                                 matter.

Specific Gravity           D-1298                0.770-0.785

Distillation, (degree)F    D-86
    IBP                                          350 min.
    EP                                           400 max.

Olefins, Vol%              D-1319                98 min.

Color Pt-Co                D-1209                45 max.

Sulfer, ppm                D-3120                10 max.

Water, Vol%                D-1744                0.1 max.

Peroxides, Active
 Oxygen, ppm               D-1563                10 max.